Exhibit 10.12

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].

GAS SALES AGREEMENT

New Fortress Energy LLC

as Seller

and

Jamaica Public Service Company Limited

as Buyer

Dated as of August 5, 2015

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
Table of Contents

1	Definitions and Interpretation		2
	1.1	Definitions	2
	1.2	Interpretation	11
	1.3	Indices No Longer Available	14
2.	Effective Date and Activities Prior to the Full Supply Period		14
	2.1	Effective Date	14
	2.2	Authorizations	14
	2.3	Seller’s Obligations	15
	2.4	Buyer’s Obligations	16
	2.5	Cooperation	16
	2.6	Status Reports	17
	2.7	Coordination	17
	2.8	Personnel	17
	2.9	Bogue On-Site Activities	17
	2.10	Insurance	18
	2.11	Grace Period and Delay Damages	20
	2.12	Commissioning Period	20
3.	Contract Period		21
4.	Contract Quantities		21
5.	Delivery Point, Title and Risk		21
	5.1	Delivery Point	21
	5.2	Title and Risk	21
6.	Quality, Delivery Pressure, Measurement and Inspections		22
	6.1	Quality, Temperature and Pressure	22
	6.2	Measurement	22
	6.3	Off-Spec Gas	22
	6.4	Inspection of Facilities	23
7.	Nominations and Scheduling		23
	7.1	Timely Nominations	23
	7.2	Nomination Adjustments	24
i

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
	7.3	Excess Quantities	25
8.	Failure to Take and Failure to Deliver		25
	8.1	Buyer’s Failure to Take	25
	8.2	Seller’s Failure to Deliver	26
9.	Gas Price		26
	9.1	Gas Price	26
	9.2	Demand Charge	26
	9.3	Variable Charge	26
	9.4	Excess Gas Charge	27
	9.5	Governmental Charge	27
	9.6	Guaranteed Throughput	27
	9.7	Change in Law	27
10.	Payment Terms		28
	10.1	Invoices	28
	10.2	Buyer Invoices	28
	10.3	Payment	28
	10.4	Disputes and Audit Rights	28
	10.5	Suspension of Deliveries	29
11.	Credit Support		30
	11.1	Buyer Credit Support	30
	11.2	Seller Credit Support	32
12.	Force Majeure		35
	12.1	Force Majeure	35
	12.2	Performing Obligations	36
	12.3	Suspension of Obligations	36
	12.4	Events that are not Force Majeure	37
	12.5	Consequences of Force Majeure	38
13.	Liabilities		38
	13.1	No Consequential Damages	38
	13.2	Express Remedies	38
	13.3	Liquidated Damages	39

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
	13.4	Damages Only in Contract	39
	13.5	No Warranties	39
	13.6	Standard of Performance	40
14.	Mutual Representations and Warranties		40
15.	Indemnification		41
	15.1	Indemnity	41
	15.2	Notice and Legal Defense.	42
16.	Assignment and Security		42
	16.1	Consent to Assignment	42
	16.2	Undertakings	42
	16.3	Assignment as Security	42
	16.4	Assignments to Affiliates	43
17.	Governing Law		43
18.	Termination		43
	18.1	Buyer’s Right to Terminate	43
	18.2	Seller’s Right to Terminate	44
	18.3	Deadline to Exercise Termination Right	45
	18.4	Buyer’s Option to Purchase Seller’s Facilities	45
	18.5	Cessation of Rights and Obligations	45
19.	Buyer Covenants		45
20.	Exclusivity		45
21.	Notices		46
	21.1	Form of Notice	46
	21.2	Effective Time of Notice	47
22.	Confidentiality		47
	22.1	Confidentiality Undertaking	47
	22.2	Permitted Disclosure	47
	22.3	Duration	49
	22.4	Press Release	49
23.	Dispute Resolution		49
	23.1	Executive Resolution	49

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
	23.2	Submission to Arbitration	50
	23.3	Appointment of the Arbitrators	50
	23.4	Consolidation	51
	23.5	Conduct of the Arbitration	51
	23.6	Scope of the Tribunal’s Authority	52
	23.7	Enforcement of Award	52
24.	Miscellaneous Provisions		52
	24.1	Compliance with Law	52
	24.2	No Waiver	52
	24.3	Amendments	53
	24.4	Benefit of this Agreement	53
	24.5	Void or Illegal Provisions	53
	24.6	No Agency	53
	24.7	Entire Agreement	54
	24.8	Counterparts	54
	24.9	No Partnership	54
	24.10	Foreign Practices	54
	24.11	Sovereign Immunity	54

SCHEDULES:

Schedule 1 Description of the Delivery Point

Schedule 2 Example of Calculations

Schedule 3 Seller’s Facilities

Schedule 4 Authorizations and Seller’s Required Contracts

Schedule 5 Site Layout and Major Equipment List

Schedule 6 Gas Quality Specifications

Schedule 7 Measurement Principles

Schedule 8 Form of Direct Agreement

Schedule 9 Buyer’s Facilities

Schedule 10 Form of Letter of Credit

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
This Agreement is made as of the 5th day of August, 2015 (“Effective Date”) between:

(1)	New Fortress Energy LLC, a limited liability company organized under the laws of Delaware (hereinafter known as “Seller”); and

(2)	Jamaica Public Service Company Limited, a company organized under the laws of Jamaica with its registered address at 6 Knutsford Boulevard, Kingston 5, Jamaica (hereinafter known as “Buyer”).

Seller and Buyer, including their successors in title, permitted assigns and permitted transferees, each a “Party” or collectively the “Parties”.

Whereas:

(A)
Fortress Investment Group LLC (NYSE: “FIG”) is a leading, highly diversified global investment manager with approximately $72 billion of assets under management and, together with its affiliates, has a long history of owning and operating transportation and infrastructure assets throughout the world;

(B)
Seller, an affiliate of FIG, is in the business of supplying energy, logistical services, and financing to customers in the transportation and power sectors who desire to convert their assets from using diesel or heavy fuel oil to natural gas as a fuel source in order to reduce operating costs, increase equipment availability, and enhance their environmental stewardship;

(C)
Buyer is Jamaica’s sole electric utility with nearly 603,350 customers, 16,000 kilometers of distribution and transmission lines, and over 620 megawatts of generation capacity comprised of steam (oil-fired), gas turbines, combined cycle, diesel, and hydroelectric technologies;

(D)
Buyer desires to convert a 2 x 1 combined cycle unit consisting of 2 x 40MW GE Frame 6B turbines (“Turbines”) located at the Bogue Power Station situated in Bogue Industrial Estate, Montego Bay, in the parish of St. James Jamaica (“Bogue”) to be capable of burning natural gas as well as Diesel Fuel by March 31, 2016, which will require a reliable, long-term supply of natural gas;

(E)
Seller is developing natural gas liquefaction and storage facilities in the United States, including the State of Florida, and will produce and transport LNG to be re-gassed and delivered as natural gas to delivery points designated by its customers in the United States and throughout the Caribbean; and

(F)
Seller desires to supply Gas to Buyer for use in the Turbines and to design, build, own, and operate the Seller’s Facilities, which are necessary to deliver such Gas to the Delivery Point under the terms and conditions described herein,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
Now it is hereby agreed as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement except to the extent that the context requires otherwise:

“Advance Notice Shortfall Quantities” shall have the meaning set forth in Section 8.1.2.

“Affected Party” shall have the meaning set forth in Section 12.1.

“Affiliate” means, in relation to any Person from time to time, any Subsidiary or Ultimate Holding Company of that Person and any other Subsidiary of that Ultimate Holding Company.

“Agreement” means this Agreement, including the Schedules.

“Approved Bank” means a commercial banking institution that, unless otherwise agreed by the Parties in writing, (a) is rated at least A by S&P or A2 by Moody’s and (b) has a combined capital and surplus and undivided profits of not less than $1,000,000,000.

“Assigning Party” means any Party which wishes to assign its interest in this Agreement pursuant to Article 16.

“Authorization” means an authorization, consent, approval, permit, resolution, license, exemption, filing or registration.

“Authorization Notice” shall have the meaning set forth in Section 2.2.2.

“Basic Conditions” means a temperature of fifteen degrees (15°) Celsius (measured with a mercury thermometer) and an absolute pressure of one decimal zero one three two five (1.01325) bar or seven hundred sixty (760) millimeters of mercury column (measured by Fortin type barometer and corrected to zero degrees (0°) Celsius with the standard gravity acceleration value), the equivalents of which in the Anglo-Saxon system are fifty-nine degrees (59°) Fahrenheit and fourteen decimal six nine six (14.696) psia, respectively. All volumes referred to in this Agreement will be in terms of volumes under Basic Conditions unless otherwise expressly indicated.

“Billing Period” means a period within the Full Supply Period beginning at the start of the Day on a Monday and continuing to the end of the Day on the next occurring Sunday, provided that the first Billing Period shall be from the start of the first Day of the Full Supply Period and continue to the end of the Day on the next occurring Sunday.

“Bogue” shall have the meaning set forth in the Recitals.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
“Breakage Costs” means any reasonable and demonstrated charges, penalties, price increases or other costs associated with Seller’s logistics contracts (including pipeline transportation) from time to time, up to a maximum of [**]. Seller shall specifically identify to Buyer Breakage Costs paid to an Affiliate of Seller.

“Btu”, “BTU” or “British Thermal Unit” means the amount of heat required to raise the temperature of one (1) avoirdupois pound of pure water from fifty-nine degrees (59°) Fahrenheit to sixty degrees (60°) Fahrenheit at an absolute pressure of fourteen and six hundred ninety-six thousandths (14.696) psig.

“Business Day” means a Day (other than a Saturday or Sunday) on which commercial banks are generally open for normal business in Jamaica and for purposes of making payments under this Agreement, Jamaica and New York, New York, United States of America.

“Buyer” shall have the meaning set forth in the Preamble.

“Buyer Completion Date” means the first Day Buyer’s Facilities are able to (a) receive Gas at the Delivery Point and (b) utilize such Gas as the fuel feedstock for the Turbines, in each case at a level not less than 17,659 MMBtus per day.

“Buyer Credit Support Amount” shall have the meaning set forth in Section 11.1.

“Buyer In-Service Date” means [**], as such date may be adjusted in accordance with the terms of this Agreement.

“Buyer Losses” shall have the meaning set forth in Schedule 7.

“Buyer Nomination Adjustment Allocation” shall have the meaning set forth in Section 7.2.3.

“Buyer’s Facilities” means the facilities described in Schedule 9.

“Buyer’s Nominated Quantity” shall have the meaning set forth in Section 7.1.

“Change in Law” means any promulgation, issuance, change in, or change in interpretation of any applicable law, rule, regulation, decree, authorization, order, or Necessary Approval by a Competent Authority in Jamaica on or after the Effective Date.

“Commercial Operation Date” means the [**].

“Competent Authority” means any local, federal, state, regional, provincial, municipal, national or supra-national government agency or quasi-governmental agency, authority, department, inspectorate, minister, official, court, tribunal or public or statutory person (whether autonomous or not) of Jamaica or the United States of America (or otherwise) that has jurisdiction in relation to the performance of this Agreement by either Party including, for the avoidance of doubt, any licensing authority.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
“Confidential Information” has the meaning set forth in Section 22.1.

“Contract Period” has the meaning set forth in Article 3.

“Contract Quarter” means

(a)          in the case of the first Contract Quarter, the period from the first Day of the Full Supply Period to the end of the Day on July 3, 2016; and

(b)         in the case of all subsequent Contract Quarters, the period from the beginning of the Day on the first Day after the end of the prior Contract Quarter to the end of the Day on the next occurring Sunday on or after the next to occur of March 31, June 30, September 30, or December 31, respectively, provided, that in the case of the last Contract Quarter, the period shall start as set forth in this subsection and continue to the end of the last Day of the Contract Period.

“Contract Year” means

(a)          in the case of the first Contract Year, the period from the first Day of the Full Supply Period to the end of the next occurring Sunday after December 31 of the calendar year; and

(b)          in the case of all subsequent Contract Years, period encompassing four (4) consecutive Contract Quarters beginning with a Contract Quarter that starts in January in such year, provided, that in the case of the last Contract Year, the period shall be from the beginning of the Contract Quarter that starts in January of such year to the end of the last Day of the Contract Period.

“Credit Exposure” means at any point in time the aggregate amount owed to Seller under the terms of this Agreement, including the sum of (i) the US$ amount of all Invoices and other invoices rendered by Seller but not yet paid by Buyer and (ii) the sum of the US$ amount of the Demand Charges plus the Variable Charges plus the Excess Gas Charges associated with Gas that has been supplied by Seller to Buyer but for which an Invoice has not been rendered by Seller to Buyer.

“Day” or “Daily” means a 24-hour period commencing at 0000 hours on any calendar day and finishing one second before 0000 hours on the following calendar day.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
“Default Rate” means the rate per annum which is [**].

“Delivery Point” means the [**] as further described in Schedule 1 attached hereto.

“Demand Charge” shall have the meaning set forth in Section 9.2.

“Diesel Fuel” means No. 2 Distillate, Automotive Diesel Oil as purchased pursuant to the Petrojam Contract (or such other reasonable contract as may be entered into by Buyer and approved by the OUR) and used in the Turbines.

“Directive” means any present or future requirement, instruction, direction, rule or requirement of any Competent Authority which is legally binding.

“Dispute” means any dispute or controversy arising out of or relating to this Agreement or the performance of any activities under this Agreement, and any dispute or controversy regarding the existence, construction, validity, interpretation, enforceability or breach of this Agreement.

“Dollar” or “$” or “US$” means the lawful currency of the United States of America.

“Due Date” (i) with respect to an Invoice, means by 1600 hours on the day that is [**]; and (ii) with respect to any other invoice, means by 1600 hours on the day that is [**], provided that in each case if such day is not a Business Day, the Due Date shall be the first Business Day immediately following such day.

“Effective Date” shall have the meaning set forth in the Preamble.

“Excess Gas” shall have the meaning set forth in Section 7.3.

“Excess Gas Charge” shall have the meaning set forth in Section 9.4.

“FIG” shall have the meaning set forth in the Recitals.

“First Adjustment Window” shall have the meaning set forth in Section 7.2.1.

“Force Majeure” shall have the meaning set forth in Section 12.1.

“Full Supply Period” means the period extending from the Service Commencement Date through the last Day of the Contract Period.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
“Gas” means any hydrocarbon or a mixture of hydrocarbons consisting principally of methane, other hydrocarbons and non-combustible gases, all of which are substantially in gaseous phase under Basic Conditions.

“Gas Index Price” with respect to any Billing Period means the first of the month gas “Index” delivered price for “Florida Gas Transmission Co. zone 3”, as published in Platts Inside FERC Gas Market Report prior to the Billing Period. See Schedule 2 for an example Gas Index Price calculation.

“Gas Price” shall have the meaning set forth in Section 9.1.

“Gas Quality Specifications” shall mean the specifications set forth on Schedule 6.

“GE” means the power generation division or subsidiary of General Electric Company.

“Governmental Charge” shall have the meaning set forth in Section 9.5.

“Guaranteed Throughput Amount” means [**].

“Hazardous Substance” means any and all chemicals, constituents, contaminants, pollutants, petroleum or petroleum products, and wastes and any other carcinogenic, corrosive, ignitable, radioactive, reactive, toxic or otherwise hazardous substances, mixtures (whether solids, liquids or gases), daughter or degradation products or any similar substances now or at any time subject to regulation, control, remediation or otherwise addressed by applicable law or a Competent Authority.

“Holding Company” shall have the meaning set forth in Section 1.2.19.

“Hourly Rate” means at least 350 MMBtus per hour and no more than 1,000 MMBtus per hour.

“ICC” shall have the meaning set forth in Section 23.2.1.

“Indemnitee” shall have the meaning set forth in Section 15.1.

“Insolvency Event” with respect to any Person, means:

(i)           entry by any Competent Authority of any jurisdiction or a court having jurisdiction over such Person or any of its assets of:

(a)          a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law; or

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
(b)          an involuntary or contested decree or order adjudging such Person as bankrupt or insolvent, approving as properly filed a petition seeking suspension of payment, reorganization, arrangement, adjustment or composition of or in respect of such Person under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of the property of such Person, or ordering the dissolution, winding up or liquidation of the affairs of such Person and the continuance of any such decree or order is un-stayed and in effect for a period of sixty (60) consecutive Days; or

(ii)         commencement by such Person of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent; or

(iii)        the consent by such Person to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law.

“International LNG Terminal Standards” means to the extent not inconsistent with the express requirements of this Agreement, the international standards and practices applicable to the design, construction, equipment, operation or maintenance of LNG receiving and regasification terminals established by the following (such standards to apply in the following order of priority): (i) a Governmental Authority having jurisdiction over the Seller’s Facilities or Seller; (ii) the Society of International Gas Tanker and Terminal Operators (to the extent applicable); and (iii) any other internationally recognized non-governmental agency or organization with whose standards and practices it is customary for Reasonable and Prudent Operators of LNG receiving and regasification terminals to comply, provided, however, that in the event of a conflict between any of the priorities noted above, the priority with the lowest roman numeral noted above shall prevail.

“Invoice” shall have the meaning set forth in Section 10.1.

“ISO” means the International Organization for Standardization, presently situated at 1 Rue Varembé, 1211 Geneva 20, Switzerland.

“JM$” means the lawful currency of Jamaica.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
“Joint Commissioning Period” shall have the meaning set forth in Section 2.12.

“Lender” means any Person that advances funds, for all or a part of the costs and expenses associated with the development, construction, ownership, operation, or maintenance of Seller’s Facilities.

“Letter of Credit” means an irrevocable, transferrable standby letter of credit, in a face amount equal to the Buyer Credit Support Amount or the Seller Credit Support Amount, as applicable, which letter of credit shall have been issued and maintained by an Approved Bank and shall be in form and substance acceptable to the beneficiary Party.

“Letter of Credit Proceeds Account” means an account established by a Party with an Approved Bank into which will be deposited the proceeds of any draw by such Party on a Letter of Credit in the event and to the extent that such Party draws thereon as a result of either a failure by the other Party to timely replace or renew the term of the Letter of Credit, or the issuer of such Letter of Credit no longer being an Approved Bank, in each case in accordance with the terms of such Letter of Credit.

“LIBOR” means the interest per annum designated as the British Bankers’ Association London Inter-Bank Offered Rate for a six (6) month deposit in US$  as of or near 1100 hours (local London time) on the relevant day, which rate appears on the display on page 3750 (under US$) of the Telerate Services Incorporated screen (the “Telerate Screen”) (or such other display as may replace such page on the Telerate Screen); provided, that if no offered quotation for a six (6) month deposit rate in US$  appears or is given on the Telerate Screen on the relevant day, then LIBOR for such relevant day shall be the last six (6) month deposit rate for US$  published by the British Bankers’ Association. For the purposes of this definition, the relevant day shall be the day before the first day of the period over which such interest rate is to be applied.

“Liquefied Natural Gas” or “LNG” means Gas in its liquid state at or below its boiling point at or near atmospheric pressure.

“Maximum Daily Quantity” means 23,546 MMBtus.

“Maximum Weekly Quantity” means, with respect to any Billing Period, 23,546 MMBtus multiplied by the number of Days in such Billing Period.

“meter” means the meter as defined in ISO-1000-1981 (E).

“Mitigation Measures” shall have the meaning set forth in Section 2.2.5.

“Mitigation Sale” shall have the meaning set forth in Section 8.1.2.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
“MMBtu” means one million (1,000,000) Btus.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors and assigns.

“Necessary Approvals” shall have the meaning set forth in Section 2.2.2.

“Net Gas Costs” means (i) the quantity of Gas that was to be used by Seller to produce LNG and supply Gas hereunder but that is no longer needed due to a schedule adjustment pursuant to Section 7.2, multiplied by [**].

“Nomination Deadline” shall have the meaning set forth in Section 7.1. “Non-Assigning Party” shall have the meaning set forth in Section 16.1.

“Non-FTA Authorization” means an Authorization from the U.S. Department of Energy to export LNG to Non-FTA countries as requested by American LNG Marketing LLC in its application dated December 31, 2014 in DOE/FE Docket No. 14-209-LNG.

“Off-Spec Gas” shall have the meaning set forth in Section 6.3.1.

“Operating Committee” shall have the meaning set forth in Section 2.5.3.

“Operating Procedures” shall have the meaning set forth in Section 2.5.2.

“OUR” means the Office of Utilities Regulation in Jamaica.

“Party” and “Parties” shall have the meaning set forth in the Preamble.\

“Payment Notice” shall have the meaning set forth in Section 10.5.1.

“Person” means any individual, partnership, corporation, limited liability company, unlimited liability company, association, foundation, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other entity (in each case whether or not incorporated and whether or not having a separate legal identity).

“Petrojam Contract” means the contract between Buyer and Petrojam Limited for the purchase of No. 2 Distillate, Automotive Diesel Oil in effect as of the date hereof.

“psia” means pounds per square inch, absolute.

“psig” means pounds per square inch, gauge.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
“Reasonable and Prudent Operator” means a Person seeking in good faith to perform its contractual obligations and, in so doing and in the general conduct of its undertaking, exercising that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a reasonable, skilled and experienced Person complying with all applicable laws and Directives and carrying out the same type of activity under the same or equivalent circumstances and conditions, and any reference to the standard of a Reasonable and Prudent Operator shall be construed accordingly.

“Rejected Excess Gas” shall have the meaning set forth in Section 7.3.

“Replacement Fuel” shall have the meaning set forth in Section 8.2.

“Replacement Quantities” shall have the meaning set forth in Section 8.2.

“Rules” shall have the meaning set forth in Section 23.2.1.

“S&P” shall mean Standard & Poor’s, a division of McGraw Hill Companies, Inc., and its successors and assigns.

“Scheduled Weekly Quantity” shall have the meaning set forth in Section 7.1.

“Second Adjustment Window” shall have the meaning set forth in Section 7.2.2.

“Seller” shall have the meaning set forth in the Preamble.

“Seller Completion Date” means the first Day Seller’s Facilities are able to make Gas available at the Delivery Point at a level not less than 17,659 MMBtus per day.

“Seller Credit Support Amount” shall have the meaning set forth in Section 11.2.

“Seller In-Service Date” means [**], as such date may be adjusted from time to time in accordance with and subject to the terms of this Agreement.

“Seller Losses” shall have the meaning set forth in Schedule 7.

“Seller’s Facilities” means the facilities described in Schedule 3.

“Seller’s Required Contracts” means the agreements described on Schedule 4.

“Service Commencement Date” means the first Day that begins after both the Seller Completion Date and the Buyer Completion Date have occurred as confirmed by the Parties in writing.

“Status Meetings” shall have the meaning given to it in Section 2.6.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
“Submission Date” means September 30, 2015, as may be adjusted from time to time hereunder.

“Subsidiary” shall have the meaning set forth in Section 1.2.19.

“Supply Outage” shall have the meaning set forth in Section 8.2.

“Supply Source” means the Gas liquefaction facilities owned and operated by Seller’s Affiliates near Medley, Florida and Titusville, Florida.

“Taxes” means any form of taxation, including, but not limited to, statutory, governmental, supra-governmental, state, principal, local governmental or municipal impositions, royalties, duties, imposts, fees, charges, contributions, levies, tariffs and rates (including, without limitation, all employment taxes and national insurance contributions), and all penalties, charges, costs and interest payable in connection with any failure to pay or delay in paying them and any associated deductions or withholdings of any sort.

“Testing Period” means the first six (6) Billing Periods after the Commissioning Period or such longer or shorter period as mutually agreed by the Parties.

“Turbines” shall have the meaning set forth in the Recitals.

“Ultimate Holding Company” means, in relation to any Person from time to time, a Holding Company of that Person which is not also a Subsidiary of another Holding Company.

“Variable Charge” shall have the meaning set forth in Section 9.3.

“Variable Rate” means [**].

1.2	Interpretation

In this Agreement, except to the extent that the context requires otherwise:

1.2.1
references to a statute, treaty, or legislative provision or to a provision of it shall be construed, at any particular time, as including a reference to any modification, extension or re-enactment at any time then in force;

1.2.2
references to this Agreement include its Schedules, and references in this Agreement to Articles, Sections, Sub-sections, Paragraphs, Schedules or Recitals are to the Articles, Sections, Sub-sections, Paragraphs, Schedules or Recitals of this Agreement, unless otherwise stated;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
1.2.3	the meaning ascribed to the terms or expressions defined in Section 1.1 or elsewhere herein shall be equally applicable to the plural and singular forms thereof where the context permits;

1.2.4	references to a Person shall include that Person’s successors and permitted assigns, and words denoting natural persons shall include any other Persons;

1.2.5	recitals and headings shall be ignored in the construction and interpretation of this Agreement;

1.2.6
no Authorization shall be treated as having been granted for the purposes of this Agreement unless such Authorization has been finally granted or issued by the relevant Competent Authority without such grant or issue being subject to any appeal or any condition as to its effectiveness but the possibility of proceedings for judicial review of such Authorization being instituted shall not prevent an Authorization from being treated as granted unless such judicial review proceedings have, in fact, been instituted;

1.2.7
references to an agreement, deed, instrument, license, code or other document (including this Agreement), or to a provision contained in any of these, shall be construed, at the particular time, as a reference to it as it may then have been amended, varied, supplemented, modified, suspended, assigned or novated, except as otherwise provided;

1.2.8	the words “include” and “including” are to be construed to mean “include without limitation”, “including without limitation”, and “including, but not limited to”;

1.2.9
references to times of day are to the time in Jamaica. In computing any period of time under this Agreement, the day of the act, event or default from which such period begins to run shall not be included;

1.2.10	unless this Agreement provides otherwise, any payment falling due on a non-Business Day shall be deemed to be due and payable on the Business Day immediately following;

1.2.11
the language which governs the interpretation of this Agreement is the English language. All notices to be given by any Party and all other communications and documentation which are in any way relevant to this Agreement or the performance or termination of this Agreement, including any dispute resolution proceedings, shall be in the English language;

1.2.12	a reference to “conduct” includes an omission, statement or undertaking, whether or not in writing;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
1.2.13	a reference to “writing” includes a facsimile transmission, electronic mail and any means of reproducing words in a tangible and permanently visible form;

1.2.14	a reference to “judgment” includes any order, injunction, determination, award or other judicial or arbitral measure in any jurisdiction;

1.2.15
a reference to “law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatever (and “lawful” and “unlawful” shall be construed accordingly);

1.2.16	units of measurement defined in The International System of Units (and not otherwise defined herein) shall have the respective meanings set forth therein;

1.2.17
each Party acknowledges that it was represented by counsel in connection with this Agreement and that it or its counsel reviewed and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement;

1.2.18	a reference to payments, costs, or any other monetary amounts shall be to such amounts in United States Dollars — the symbol “$” shall mean United States Dollars — unless explicitly stated otherwise;

1.2.19	a company is a “Subsidiary” of another company, its “Holding Company”, if that other company:

(i)	holds a majority of the voting or management rights in it,

(ii)	is a member of it and has the right to appoint or remove a majority of its board of directors,

(iii)	is a member of it and controls alone, or pursuant to an agreement with other shareholders or members, a majority of the voting or management rights in it, or

(iv)	if it is a Subsidiary of a company which itself is a Subsidiary of that other company; and

1.2.20	this Agreement and the Schedules are intended to be interpreted consistently to the maximum extent possible.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
1.3	Indices No Longer Available

1.3.1
If (i) a publication which contains a rate or index used in this Agreement ceases to be published for any reason or (ii) such a rate or index ceases to exist for any reason, the Parties shall select a comparable rate or index, with adjustments as necessary or appropriate, to be used in place of such rate or index that maintains the intent and economic effect of the original rate or index. If the Parties fail to agree on such a rate or index, the issue shall be resolved in accordance with Article 23, and the relevant arbitral tribunal shall select the published rate or index, or a combination of rates or indices, with adjustments as necessary or appropriate, that most nearly preserves the original economic balance established by the Parties.

1.3.2
If any rate or index used in this Agreement is not published for a particular date, but the publication containing such rate or index continues to be published and the rate or index itself continues to exist, then the Parties shall use the published rate or index in effect for the date such rate or index was most recently published as the rate or index prior to such date unless otherwise provided in this Agreement.

1.3.3
If an incorrect value is published for any rate or index used in this Agreement and such error is corrected and published within one year of the date of the publication of such incorrect rate or index, then such corrected rate or index will be substituted for the incorrect rate or index and any calculations involving such rate or index will be recalculated. Buyer and Seller will take any necessary actions based upon these revised calculations, including adjustments of amounts previously invoiced and/or paid.

2.	Effective Date and Activities Prior to the Full Supply Period

2.1	Effective Date

The obligations of the Parties under this Agreement are binding on the Parties as of the Effective Date.

2.2	Authorizations

2.2.1	On or prior to the Submission Date, Seller shall submit the applicable documentation for all Authorizations listed on Schedule 4.

2.2.2
Seller shall provide to Buyer prompt written notice upon the receipt of (a) all Authorizations necessary or required for Seller to perform its obligations hereunder and (b) the execution of all Seller’s Required Contracts, in each case in form and substance acceptable to Seller and Buyer, each acting reasonably (such notice, the “Authorization Notice”, and such Authorizations, collectively, “Necessary Approvals”).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
2.2.3	Seller shall provide copies of all Authorizations necessary or required for Seller to perform its obligations hereunder to Buyer.

2.2.4
If Seller has not received the Necessary Approvals, executed all Seller’s Required Contracts, and issued the Authorization Notice by October 31, 2015, Seller shall promptly notify Buyer of the reason for the delay and if such delay has the potential to result in any change to the Seller In-Service Date, the Demand Charge, or other requirements of this Agreement, then Seller shall initiate Mitigation Measures.

2.2.5
The obligation to undertake “Mitigation Measures” means that Seller (i) shall notify Buyer in writing of what requirements remain to be satisfied in order for Seller to be able to issue the Authorization Notice and (ii) may propose a new Demand Charge and Seller In-Service Date which Seller believes are required as a direct result of the delay in issuing the Authorization Notice which is the subject of Mitigation Measures, and provide evidence to support such notice and proposals.

The Parties shall meet to discuss Seller’s proposed Demand Charge and Seller In-Service Date and to develop a plan of action for Seller to be able to issue the Authorization Notice. Buyer shall notify Seller within fourteen (14) days whether it accepts Seller’s proposed change in the Demand Charge or Seller In-Service Date or provide a counter-proposal, which may include any adjustments to the Buyer In-Service Date that Buyer reasonably believes are required as a result of such delay. If the Parties are unable to agree on the change in the Demand Charge, the Seller In-Service Date, the Buyer In-Service Date (if applicable) or any other provisions of this Agreement proposed by either Party, if any, within thirty (30) days of Seller’s initial notice, the dispute resolution provisions of Article 23 shall apply. Any new Demand Charge agreed by the Parties shall be subject to approval by the OUR.

Buyer will provide such cooperation as may be reasonably requested by Seller in order to implement such plan of action and to allow Seller to issue the Authorization Notice.

Except as provided in the foregoing paragraph, after the date that the Authorization Notice is delivered, any change or new Authorization will be addressed in accordance with Section 9.7, if applicable.

2.3	Seller’s Obligations

Following delivery of the Authorization Notice, Seller shall proceed diligently to construct the Seller’s Facilities and perform all operations as necessary to supply Gas to the Delivery Point no later than the Seller In-Service Date in order for Buyer to use such Gas as the fuel feedstock for the Turbines.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
2.4	Buyer’s Obligations

2.4.1
Buyer shall proceed diligently to construct the Buyer’s Facilities and perform all operations necessary to receive Gas at the Delivery Point no later than the Buyer In-Service Date and utilize such Gas as the fuel feedstock for the Turbines.

2.4.2	Buyer shall use commercially reasonable efforts to assist and cooperate with Seller’s efforts to obtain the Necessary Approvals.

2.5	Cooperation

2.5.1	Each Party shall use commercially reasonable efforts to cooperate with the other to give full effect to this Agreement and to assist the other Party in doing the same.

2.5.2
Seller and Buyer shall jointly develop and agree on written operating procedures for Seller’s Facilities and Buyer’s Facilities no later than sixty (60) days prior to the Service Commencement Date (the “Operating Procedures”). Such Operating Procedures shall be based on, but not limited to, the designs of each Party’s facilities and on the procedures as may be required by each Party’s facilities which shall deal with all operational interfaces between Seller and Buyer, including the method of day-to-day communication, key personnel lists, outage scheduling, and operations log.

2.5.3
The Parties shall establish a committee (the “Operating Committee”) comprising four (4) members. Seller and Buyer shall each appoint two (2) of the four (4) members. Each chairman shall serve for a term of twelve (12) months, with the first term commencing on the Service Commencement Date. Seller and Buyer shall jointly develop and agree on the obligations and responsibilities of the Operating Committee and the rules governing meetings of the Operating Committee no later than sixty (60) days prior to the Commercial Operation Date.

2.5.4
Each Party shall ensure that qualified personnel operate and monitor the its facilities and coordinate operations with the other Party so as to ensure that qualified personnel are on duty at each Party’s facilities at all times, seven (7) days a week commencing on the date fourteen (14) days prior to the Service Commencement Date. Seller shall ensure that at all times during the operation of the Seller’s Facilities all skilled and unskilled labourers operate under the direct supervision of qualified and experienced personnel.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
2.6	Status Reports

Seller has sole responsibility for the quality assurance and quality control of Seller’s Facilities.

From the Effective Date until the Seller In-Service Date, Seller shall host a bi-weekly meeting or telephone conference call with Buyer to provide updates on the status of Seller’s Facilities (“Status Meetings”) and shall provide to Buyer a written status report in advance of each Status Meeting. If at any time, Buyer or Seller determine that their respective in-service date is likely to be delayed, the applicable party shall provide prompt written notice to the other, including reasonably detailed facts and circumstances related to such potential delay, the efforts being made to remedy the need for a delay, and continue to update the other at the Status Meetings.

2.7	Coordination

Buyer and Seller will coordinate in good faith prior to and during the construction of the Seller’s Facilities and the Buyer’s Facilities. Buyer and Seller will each (a) appoint one person with day-to-day responsibility to ensure satisfactory achievement of their respective obligations under this Agreement and conduct Status Meetings and (b) will dedicate such other resources as are reasonably necessary to assure that open lines of communications are maintained and disputes are resolved in a timely manner.

2.8	Personnel

Each of Buyer and Seller shall be responsible for providing all labor and personnel required to perform their respective activities related to the Buyer’s Facilities and the Seller’s Facilities, as applicable.

2.9	Bogue On-Site Activities

Buyer shall provide Seller with such access to Bogue as is reasonable and appropriate to permit Seller to construct, operate and maintain that portion of Seller’s Facilities to be located at and adjacent to the Delivery Point. Seller shall comply with all Bogue site policies and procedures while accessing and performing work on the Bogue site. Seller shall protect and preserve all public and private property located at Bogue that will be affected while Seller performs work related to connecting the Seller’s Facilities to the Delivery Point. Seller shall indemnify and hold Buyer and its Affiliates harmless from all losses, liabilities, damages, costs, judgments, settlements and expenses arising at any time resulting from the negligence or willful misconduct of Seller and Seller’s personnel while accessing and performing work on the Bogue site.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
2.10	Insurance

2.10.1
From the Effective Date to the end of the Contract Period, or for a period as otherwise stated below, Seller shall obtain and maintain, or cause to be obtained and maintained, the following types of insurance covering the Seller’s Facilities, proof of the existence of which shall be submitted to Buyer:

(i)
At least twenty-four (24) hours prior to initiating any shipment of plant and equipment for the Seller’s Facilities, and until such shipments have been delivered, marine cargo insurance in an amount sufficient to cover the replacement cost of all such plant and equipment included in such shipment on a warehouse-to-warehouse basis and subject to deductibles of no more than US$250,000 (or the Jamaican Dollar equivalent);

(ii)
Builder’s all-risk (construction) insurance on the Seller’s Facilities in an amount sufficient to cover the replacement cost of the Seller’s Facilities, including construction equipment and transit coverage for plant purchased within Jamaica and not subject to the insurance described in subsection (i) above and subject to deductibles of no more than (a) two and five tenths percent (2.5%) of the coverage amount in the case of wind, flood and earthquake, and (b) an amount up to US$1,000,000 (or the Jamaican Dollar equivalent) for all other perils;

(iii)
At least thirty (30) days prior to the Seller Completion Date and until the end of the Contract Period, all risks (property damage and machinery break down) / operational insurance in an amount sufficient to cover the replacement cost of the Seller’s Facilities and transit coverage for plant purchased within Jamaica and not subject to the insurance described in subsection (i) above and subject to deductibles of no more than (a) two and five tenths percent (2.5%) of the coverage amount in the case of wind, flood and earthquake, and (b) an amount up to US$1,000,000 (or the Jamaican Dollar equivalent) for all other perils;

(iv)
At least thirty (30) days prior to the employment by Seller of any person and until the end of the Contract Period, Employer’s Liability insurance complying with the Laws of Jamaica or any other applicable jurisdiction with limits of at least US$1,000,000 (or the Jamaican Dollar equivalent) per occurrence and subject to deductibles of no more than US$50,000 (or the Jamaican Dollar equivalent);

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
(v)
Within ninety (90) days after the Effective Date and until the end of the Contract Period, Comprehensive or Commercial General Liability insurance with bodily injury and property damage limits of at least US$2,000,000 (or the Jamaican Dollar equivalent) per occurrence and US$3,000,000 (or the Jamaican Dollar equivalent) in the aggregate and subject to deductibles of no more than US$50,000 (or the Jamaican Dollar equivalent). Such insurance shall include, but not necessarily be limited to, specific coverage for contractual liability encompassing the indemnification provisions in Section 15.1, broad form property damage liability, personal injury liability, pollution liability, professional indemnity, explosion, collapse, and underground (XCU) hazard coverage, products/completed operations liability, and where applicable, watercraft protection and indemnity liability;

(vi)
Upon Seller acquiring or hiring any vehicle and until the end of the Contract Period, Comprehensive Automobile Liability insurance with bodily injury and property damage combined single limits of at least US$500,000 (or the Jamaican Dollar equivalent) per occurrence covering vehicles owned, hired or non-owned and subject to deductibles of no more than US$500 (or the Jamaican Dollar equivalent);

(vii)
Within ninety (90) days of the Effective Date and until the end of the Contract period, Excess Umbrella Liability Insurance with a single limit of at least US$35,000,000 (or the Jamaican Dollar equivalent) per occurrence in excess of the limits of insurance provided in subsections (iv), (v) and (vi) above and subject to deductibles of no more than US$5,000 (or the Jamaican Dollar equivalent).

2.10.2
Not later than ninety (90) days after the Effective Date and thereafter not later than forty-five (45) days prior to the commencement of each Contract Year, Seller shall provide to Buyer an insurance schedule stating the coverage, coverage level, deductible and premium for each insurance policy required pursuant to Section 2.10.1.

2.10.3	The coverage required pursuant to Section 2.10.1 and any umbrella or excess coverage shall be “occurrence” form policies.

2.10.4
Seller shall cause its insurers or agents to provide Buyer with certificates of insurance evidencing the policies and endorsements listed above. Failure of Buyer to receive certificates of insurance does not relieve Seller of the insurance requirements set forth herein. Failure to obtain the insurance coverage required under this Agreement shall in no way relieve or limit Seller’s obligations and liabilities under other provisions of this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
2.10.5
In the event that the policies, deductibles or coverage limitations required for the insurance coverage provided in this Section 2.10 are not available at commercially reasonable rates, Buyer shall not unreasonably withhold its consent to Seller’s obtaining such policies, deductibles or coverage limitations as are available at commercially reasonable rates.

2.10.6	Seller shall bear responsibility for any and all premiums or deductibles incurred or required under the insurance described in this Section 2.10 except as set forth in Section 2.10.7.

2.10.7
From the Effective Date to the end of the Contract Period, or for a period as otherwise stated below, Buyer shall obtain and maintain, or cause to be obtained and maintained, customary insurance coverage for the Buyer’s Facilities, proof of the existence of which shall be submitted to Seller. Buyer shall bear responsibility for any and all premiums or deductibles incurred or required under the insurance maintained by Buyer.

2.10.8
All insurance required under this Section 2.10 shall be obtained and maintained from insurers rated at least “A” by S&P, “A2” by Moody’s or an equivalent rating from another international credit ratings agency acceptable to the other Party.

2.11	Grace Period and Delay Damages

2.11.1
In the event that (i) the Buyer Completion Date has occurred and (ii) the Seller Completion Date is delayed beyond the Seller In-Service Date, except to the extent attributable to a Force Majeure event, then Seller shall have a [**] grace period immediately following the later of [**] and [**]. [**].

2.11.2
In the event that (i) the Seller Completion Date has occurred and (ii) the Buyer Completion Date is delayed beyond the Buyer In-Service Date, except to the extent attributable to a Force Majeure event, then Buyer shall have an initial [**] grace period immediately following the later of [**] and [**]. After the [**] grace period, Buyer shall pay to Seller [**] per day until the Buyer Completion Date is achieved.

2.12	Commissioning Period

The first two (2) Billing Periods, or such longer or shorter period as mutually agreed by the Parties, shall constitute the “Joint Commissioning Period”. The Testing Period shall commence immediately following the Commissioning Period.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
3.	Contract Period

This Agreement shall commence on the Effective Date and, unless terminated earlier under the terms of Article 18, shall continue for a term on and including the Day that is ten (10) years from the Service Commencement Date, Buyer and Seller may mutually agree to extend the term for an additional five (5) years at least one (1) year in advance either:

(i)	at a Demand Charge of $0.00, in which case Buyer shall bear all costs associated with operating and maintaining Seller’s Facilities, or alternatively

(ii)	at a Demand Charge to be agreed, in which case Seller shall bear all costs associated with operating and maintaining Seller’s Facilities

(such term, including any extension thereof as approved by the OUR, the “Contract Period”).

4.	Contract Quantities

During the Full Supply Period, Seller agrees to sell and deliver at the ‘Delivery Point, and Buyer agrees to accept and pay for, or pay for if not taken, as applicable, in US$, a quantity of Gas per Billing Period equal to the Scheduled Weekly Quantity plus any Excess Gas, except as otherwise excused pursuant to this Agreement.

5.	Delivery Point, Title and Risk

5.1	Delivery Point

Seller shall deliver Gas hereunder at the Delivery Point. Notwithstanding any other provision of this Agreement, Seller shall have no obligation to deliver, and no liability for any failure to deliver, a quantity of Gas on any Day (a) in excess of the Maximum Daily Quantity plus any Excess Gas Seller agreed to provide above the Maximum Daily Quantity on such Day or (b) below the lower limit or above the upper limit of the Hourly Rate.

5.2	Title and Risk

Subject to the provisions of Section 6.3, title and risk of loss or damage to the Gas delivered hereunder shall pass from Seller to Buyer at the Delivery Point. Seller warrants that it will have good and marketable title to all Gas delivered to the Delivery Point as of such delivery date and all such Gas will be free and clear of liens, security interests, charges, and assessments, adverse claims, and other encumbrances.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
6.	Quality, Delivery Pressure, Measurement and Inspections

6.1	Quality, Temperature and Pressure

Gas delivered hereunder at the Delivery Point shall be in accordance with the Gas Quality Specifications.

6.2	Measurement

Gas delivered hereunder shall be measured in accordance with the terms of Schedule 7. Seller shall, at its expense and on a schedule to be mutually agreed with Buyer, perform annual inspections and calibrations of metering equipment on the Seller’s Facilities. Buyer may reasonably request that Seller have additional equipment inspections, calibrations and if necessary, corrections. Seller shall permit the attendance of Buyer’s representatives for any such inspection, calibration and correction. If any additional inspection and calibration requested by Buyer and performed by Seller shows that such equipment was performing outside of its design specifications and required correction, then such additional testing, calibration, and other corrections to such equipment shall be at the sole cost and expense of Seller, otherwise, all such costs shall be at the sole cost and expense of Buyer.

6.3	Off-Spec Gas

6.3.1
If at any time Seller becomes aware that Gas that has been or will be delivered fails to meet the Gas Quality Specifications (“Off-Spec Gas”), then Seller shall promptly notify Buyer. In the case of future deliveries, Buyer may elect in writing to accept delivery of such Off-Spec Gas or may refuse delivery of Off-Spec Gas, provided that Buyer’s failure to respond in writing shall be deemed a refusal to accept delivery of Off-Spec Gas. If Buyer elects to refuse delivery of such Off-Spec Gas, Seller shall be deemed to have failed to deliver such Gas for purposes of Section 8.2.

6.3.2
Unless Buyer has elected to accept delivery of Off-Spec Gas in accordance with Section 6.3.1, Seller shall indemnify Buyer for any direct, out-of-pocket, costs, claims or expenses incurred by Buyer directly resulting from Seller’s delivery of such Off-Spec Gas, including any physical damage caused to the Turbines and loss in efficiency, but only to the extent that GE determines that such Off-Spec Gas was the major cause of such efficiency loss and quantifies such loss, arising directly from such Gas having failed to meet the Gas Quality Specifications at the Delivery Point.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
6.4	Inspection of Facilities

6.4.1
On prior reasonable notice to Seller, Buyer may, at its sole risk, send its representatives to inspect during normal working hours Seller’s Facilities up to one (1) time per calendar month prior to the Seller Completion Date and two (2) times per calendar month after the Seller Completion Date. Buyer shall bear the costs and expenses in connection with any inspection performed hereunder.

6.4.2
Buyer shall indemnify and hold Seller and its Affiliates harmless from all losses, liabilities, damages, costs, judgments, settlements and expenses arising at any time resulting from the negligence or willful misconduct of Buyer during any inspection by Buyer pursuant to Section 6.4.1.

6.4.3
On prior reasonable notice to Buyer, Seller may, at its sole risk, send its representatives to inspect during normal working hours Buyer’s Facilities up to one (1) time per calendar month prior to the Buyer Completion Date and two (2) times per calendar month after the Buyer Completion Date. Seller shall bear the costs and expenses in connection with any inspection performed hereunder.

6.4.4
Seller shall indemnify and hold Buyer and its Affiliates harmless from all losses, liabilities, damages, costs, judgments, settlements and expenses arising at any time resulting from the negligence or willful misconduct of Seller during any inspection by Seller pursuant to Section 6.4.3.

7.	Nominations and Scheduling

7.1	Timely Nominations

On or before a date that is at least [**] (“Nomination Deadline”), Buyer shall notify Seller of the estimated quantities of Gas that Buyer requires to operate the Turbines during each Billing Period of such Contract Quarter (the “Buyer’s Nominated Quantity”), it being understood that Buyer shall not operate the Turbines using a fuel other than Gas except as permitted under Article 20. Seller will schedule for delivery during each Billing Period of such Contract Quarter a quantity of Gas equal to Buyer’s Nominated Quantity for each such Billing Period; provided, however, that Seller shall not schedule a quantity during such Billing Period greater than the Maximum Weekly Quantity applicable to such Billing Period (such scheduled quantity, as adjusted from time to time pursuant to Section 7.2, the “Scheduled Weekly Quantity”).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
7.2	Nomination Adjustments

7.2.1
From the Nomination Deadline until [**] (“First Adjustment Window”), Buyer may provide written notice to Seller if Buyer’s Nominated Quantity for a Billing Period during such Contract Quarter has decreased. Subject to the Buyer Nomination Adjustment Allocation, Seller shall reduce the Scheduled Weekly Quantity for such Billing Period to the updated Buyer’s Nominated Quantity. Buyer shall have no obligation to pay the Variable Charge with respect to any reduction in the Scheduled Weekly Quantity pursuant to this Section 7.2.1. Buyer shall reimburse Seller for Breakage Costs directly incurred as a result of a schedule adjustment to the Scheduled Weekly Quantity pursuant to this Section 7.2.1.

7.2.2
From [**] (“Second Adjustment Window”), Buyer may provide written notice to Seller if Buyer’s Nominated Quantity for a Billing Period has decreased.Subject to the Buyer Nomination Adjustment Allocation, Seller shall reduce the Scheduled Weekly Quantity for the Billing Period to the updated Buyer’s Nominated Quantity. Buyer shall reimburse Seller for Net Gas Costs, or shall receive a credit from Seller for Net Gas Costs, as appropriate, incurred as a result of an adjustment to the Scheduled Weekly Quantity pursuant to this Section 7.2.2. Buyer shall have no obligation to pay the Variable Charge or Breakage Costs with respect to any reduction in the Scheduled Weekly Quantity pursuant to this Section 7.2.2.

7.2.3
Buyer is permitted to change the Buyer’s Nominated Quantity (a) pursuant to Sections 7.2.1 and 7.2.2 for a total of no more than [**] and no more than [**] and (b) pursuant to Section 7.2.2 only no more than [**] and no more than [**] (the “Buyer Nomination Adjustment Allocation”). Seller shall have no obligation to adjust the Scheduled Weekly Quantity on the basis of a request from Buyer to adjust the Buyer’s Nominated Quantity in excess of the Buyer Nomination Adjustment Allocation.

7.2.4
During the Second Adjustment Window, Seller may reduce the Scheduled Weekly Quantity for a Billing Period by providing written notice to Buyer; provided that Seller is permitted to change the Scheduled Weekly Quantity pursuant to this Section 7.2.4 in a manner that affects no more than [**] and no more than [**]. Seller shall bear any negative Net Gas Costs, or retain any positive Net Gas Costs, incurred as a result of a schedule adjustment pursuant to this Section 7.2.4.

7.2.5
On or prior to the last day of the Second Adjustment Window, Buyer shall provide written notice to Seller of Buyer’s estimated daily takes for each Day of the relevant Billing Period for informational purposes only.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
7.2.6	After each Contract Year, the Parties shall discuss in good faith the potential to increase the Buyer Nomination Adjustment Allocation.

7.3	Excess Quantities

If Buyer’s Nominated Quantity for any Billing Period exceeds the Maximum Weekly Quantity or if Buyer requests Gas in excess of the Scheduled Weekly Quantity after the Nomination Deadline, Seller shall notify Buyer of the extent to which it can provide such quantities and the price applicable to the delivery of such quantities, provided that Buyer shall use commercially reasonable efforts to minimize any increase in price above the Variable Rate. Buyer shall notify Seller within twenty-four (24) hours of receipt of Seller’s notice if it accepts the quantities and price offered by Seller, in which case Seller shall schedule such quantities and such scheduled quantities shall constitute “Excess Gas”, while any quantities rejected by Buyer shall constitute “Rejected Excess Gas.” Seller’s failure to deliver any Excess Gas shall constitute a failure to deliver pursuant to Section 8.2.

8.	Failure to Take and Failure to Deliver

8.1	Buyer’s Failure to Take

8.1.1
In the event that, during any Billing Period beginning on the Commercial Operation Date, Buyer fails to take the Scheduled Weekly Quantity or any Excess Gas, reduced by any quantity of Gas that Seller failed to deliver whether due to Force Majeure affecting Seller or a Supply Outage, Buyer shall remain obligated to pay Seller the Variable Charge, Excess Gas Charge, and Governmental Charge with respect to such quantities.

8.1.2	[**].

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
8.2	Seller’s Failure to Deliver

Subject to Section 2.2.5, if Seller, at any time after the Commercial Operation Date, fails in accordance with the terms of this Agreement to deliver the Scheduled Weekly Quantity or the Excess Gas during any Billing Period and such failure is not attributable to Force Majeure (“Supply Outage”), Seller shall be liable to Buyer for [**].

In addition to the foregoing amounts, Seller shall indemnify Buyer for any direct, out-of-pocket costs reasonably incurred by Buyer for efficiency loss not otherwise compensated by the payment of Replacement Fuel, not including sales of electric energy, capacity and related products Buyer was unable to make, and in any case only to the extent that GE determines that such Replacement Fuel was the major cause of such efficiency loss and quantifies such loss.

9.	Gas Price

9.1	Gas Price

The amount to be paid by Buyer for any Billing Period (the “Gas Price”) shall be [**].

9.2	Demand Charge

Except as set forth in Section 12.5.3, the “Demand Charge” with respect to a Billing Period shall equal [**].

Notwithstanding anything to the contrary in the foregoing, if for reasons other than a Force Majeure, Seller fails to supply the Buyer’s Nominated Quantity for either [**] or [**], then commencing at the end of either of the foregoing periods, Buyer shall not be obligated to pay the applicable Demand Charge until such time as Seller is able to deliver the Buyer’s Nominated Quantity.

9.3	Variable Charge

The “Variable Charge” with respect to a Billing Period shall equal [**].

See Schedule 2 for an example Variable Charge calculation.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
9.4	Excess Gas Charge

The “Excess Gas Charge” with respect to a Billing Period shall equal [**].

9.5	Governmental Charge

[**].

9.6	Guaranteed Throughput

9.6.1	At the end of each Contract Quarter during a Contract Year, Buyer shall pay to Seller an amount, if positive, equal to the Contract Quarter Shortfall Payment.

Where

“Contract Quarter Shortfall Payment” [**];

“Guaranteed Throughput Payment” [**],

“Actual Throughput Payment” [**].

9.6.2	[**].

9.6.3	Seller shall provide to Buyer a notice detailing the calculations pursuant to this Section 9.6 within [**].

9.6.4	[**].

Where

“Quarter Shortfall Quantities” [**].

9.7	Change in Law

If a Change in Law occurs that results in an increase or decrease in Seller’s cost of supplying Gas to Buyer under this Agreement or a delay in Seller achieving the Seller In-Service Date, Seller shall notify Buyer of such Change in Law and provide evidence of such increased or decreased cost to Seller of supplying Gas or the delay in achieving the Seller In-Service Date that results from such Change in Law and Seller’s proposed change to the Demand Charge or Seller In-Service Date. Buyer shall notify Seller within fourteen (14) days whether it accepts that a Change in Law has occurred and, if it accepts that a Change in Law has occurred, shall either approve Seller’s proposed change in the Demand Charge or Seller In-Service Date or provide a counter-proposal, which may include a proposed change to the Buyer In-Service Date. If the Parties are unable to agree on whether a Change in Law has occurred or the change in the Demand Charge, Seller In-Service Date or Buyer In-Service Date, as applicable, that should result within thirty (30) days of Seller’s notice, the dispute resolution provisions of Article 23 shall apply. Any new Demand Charge agreed by the Parties shall be subject to approval by the OUR.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
10.	Payment Terms

10.1	Invoices

The Seller shall begin rendering invoices in US$ for the Gas Price with respect to each Billing Period, starting with the first Billing Period (each an “Invoice”). Each Invoice shall also reflect (a) any agreed on adjustment for Buyer Losses or Seller Losses pursuant to Schedule 7, (b) any net amounts due to Buyer as a result of a Mitigation Sale pursuant to Section 8.1.2, and (c) the net proceeds actually received by Seller from business interruption insurance in respect of any Supply Outage or failure by Seller to deliver due to Force Majeure, up to any amounts paid by Buyer with respect to quantities of Gas not received. Seller shall promptly render invoices (i) in JM$  for any Governmental Charge payable by Buyer to Seller (ii) in US$ for any True-Up Payment payable by Buyer to Seller, and (iii) any other amounts due from Buyer to Seller under this Agreement.

10.2	Buyer Invoices

As soon as reasonably practicable after the end of a Billing Period, Buyer shall notify Seller of any amounts payable by Seller to Buyer for Replacement Quantities pursuant to Section 8.2. Buyer shall promptly render invoices for any other amounts due from Seller to Buyer under this Agreement.

10.3	Payment

Provided that Seller has delivered an Invoice to Buyer not less than [**], Buyer shall pay in US$  or JM$, as applicable, the amounts due on any Invoice or invoice, by the Due Date, in funds having full value on that day to the account notified in writing to it by Seller on such Invoice or invoice. Seller shall pay in US$  the amounts notified by Buyer to Seller pursuant to Section 10.2 by the Due Date, in funds having full value on that day to the account notified in writing to it by Buyer. Seller shall pay in US$  any Annual True-Up Shortfall Refund to Buyer on the same day Seller provides notice to Buyer pursuant to Section 9.6.3.

10.4	Disputes and Audit Rights

10.4.1
Subject to the correction of any manifest errors, notwithstanding the existence of any bona-fide dispute, both the disputed and the undisputed portion of any Invoice, invoice or notice, as applicable shall be paid on the appropriate Due Date and the Party owing money shall give written notice to the other Party of any (except to the extent of any manifest error) portion of an Invoice, invoice or notice that is disputed and the reasons for such dispute. The Party who invoiced and received payment of a sum, subsequently determined not to have been payable under this Agreement to such Party, shall pay interest to the other Party on such amount, at the Default Rate on and from the day when such sum was originally paid until the date of its repayment.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
10.4.2	All overdue amounts under this Agreement shall be subject to interest at the Default Rate and on the basis of a 360 calendar day year from the original Due Date until the date such payment is made.

10.4.3
Buyer and Seller shall have a right (using auditors or professional advisers if desired), subject to the consent of the other, such consent not to be unreasonably withheld, at reasonable hours to examine and take notes of (but not copy or otherwise reproduce in any form) each other’s books, records, charts and any other information concerning charges to be made pursuant to this Agreement to the extent necessary to verify the accuracy of any statement, charge, computation or Invoice made pursuant to this Agreement. If any such examination reveals any inaccuracy in any billing previously made, the necessary adjustments in such billing and payments shall be made promptly including interest at LIBOR.

10.5	Suspension of Deliveries

10.5.1
If Buyer has not paid in full any Invoice by the relevant Due Date, Seller shall deliver a notice to Buyer requesting payment (such notice a “Payment Notice”). If any amount(s) due to Seller hereunder, are not paid within [**], then Seller may, without prejudice to its rights under Article 18, draw on the Letter of Credit procured by Buyer in accordance with and subject to the provisions of Section 11.1.

10.5.2
If at any time the Credit Exposure exceeds [**] of the amount available for drawing under all existing Letters of Credit plus the value of the Letter of Credit Proceeds Account, then, subject to Section 10.5.3, Seller may, without prejudice to its rights under Article 18, after giving Buyer [**] prior written notice, suspend the subsequent delivery of Gas under this Agreement.

10.5.3
If prior to the expiry of any such notice period referred to in this Section 10.5, or at any time thereafter, the relevant payment has been made by Buyer or the value of any Letters of Credit has been increased such that the conditions permitting suspension pursuant to Section 10.5.2 no longer exist, the notice of suspension shall be deemed withdrawn and the full performance of the terms of this Agreement by both Parties shall resume as soon as operationally feasible following such date.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
11.	Credit Support

11.1	Buyer Credit Support

(a)          With respect to the first Contract Year, at least [**], Buyer shall procure, deliver and maintain (or cause to be procured, delivered and maintained) a Letter of Credit issued to Seller for [**] and (b) with respect to subsequent Contract Years, no later than the [**], Buyer shall procure, deliver and maintain (or cause to be procured, delivered and maintained) a Letter of Credit issued to Seller for an amount (in US$) equal to the sum of the [**] (“Buyer Credit Support Amount”). Such Letter of Credit shall be subject to the following additional terms:

(i)
the Letter of Credit shall not be in lieu of payment of any other amounts due to the Seller, nor shall it operate as a limit or cap on amounts otherwise payable to the Seller. All costs and charges relating to the issuance, maintenance, replenishment and renewal or replacement (as applicable) of the Letter of Credit, and the remittance of money to the Seller under the Letter of Credit, including telegraphic transfer charges and all other charges, fees and expenses, shall be borne solely by Buyer;

(ii)
the Letter of Credit, and any renewal or replacement thereof, shall have a period of validity of at least three hundred and sixty-four (364) Days. Not less than thirty (30) Days prior to the scheduled date of its expiry, Buyer shall cause the Approved Bank issuing such Letter of Credit to confirm to Seller that Buyer has either (a) caused the term of such Letter of Credit to be extended for an additional three hundred and sixty-four (364) Days, commencing upon the expiration of the preceding Letter of Credit or (b) obtain written confirmation from such Approved Bank that the necessary payments have been made to allow the replacement Letter of Credit to become effective immediately upon the expiration of the then-current Letter of Credit, in which case, not later than the expiration date of the then-current Letter of Credit, Buyer shall procure, deliver and maintain (or cause to be procured, delivered and maintained) a Letter of Credit issued to Seller for the Buyer Credit Support Amount;

(iii)
in the event that such replacement or renewal of the Letter of Credit is not timely delivered to the Seller or in the event that the issuer of the Letter of Credit is no longer an Approved Bank, Seller shall be entitled, without prior notice or demand, to draw the entire amount of the Letter of Credit, and Seller shall deposit and hold all funds so drawn in the Letter of Credit Proceeds Account, with such funds to be withdrawn from the Letter of Credit Proceeds Account and applied by Seller only against sums due and owing by Buyer under and in accordance with this Agreement as and when such sums become due. Seller shall refund the balance of the Letter of Credit Proceeds Account to Buyer within five (5) days following the earlier to occur of (i) Buyer’s replacement or renewal of the Letter of Credit or (ii) the date that all sums (including any interest and other costs) that are due and owing by Buyer to Seller pursuant to this Agreement have been irrevocably and indefeasibly paid in full;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
(iv)
except as provided in subsection (iii), Seller shall have the right to draw the Letter of Credit, or to withdraw funds from the Letter of Credit Proceeds Account (as applicable), only to fulfill any of the payment obligations of Buyer under this Agreement in the event that Buyer fails to pay such obligations within [**], provided that Seller must provide written notice to Buyer at least [**]. In the event that any payment is made to Seller pursuant to a draw on the Letter of Credit or a withdrawal from the Letter of Credit Proceeds Account (as applicable), Seller may cause such funds to be deposited or transferred to Seller, and the receipt of funds by Seller pursuant to such drawing or withdrawal shall, to that extent, satisfy and discharge Buyer’s obligation to make such payment under this Agreement, but shall be without prejudice to Buyer’s rights to make any claim in relation to the matter giving rise to such payment or otherwise pursue any other right or remedy under this Agreement, at law or in equity, and shall further be without prejudice to Seller’s rights to make further draws on the Letter of Credit or further withdrawals from the Letter of Credit Proceeds Account (as applicable), or to otherwise pursue any other right or remedy under this Agreement, at law or in equity;

(v)
notwithstanding any other provision of this Section 11.1, Seller may not draw on the Letter of Credit or withdraw from the Letter of Credit Proceeds Account to fulfill any obligation of Buyer under this Agreement to pay the Governmental Charge;

(vi)
upon the occurrence of any draw on the Letter of Credit or any withdrawal from the Letter of Credit Proceeds Account (as applicable), Buyer shall, at its sole expense, within [**], procure the renewal, reissuance or reinstatement of the Letter of Credit or the replenishment of funds in the Letter of Credit Proceeds Account, such that the amount of the Letter of Credit or the Letter of Credit Proceeds Account (as applicable) is increased to, and at all times remains equal to, the total face amount required by this Section 11.1;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
(vii)
Buyer shall maintain the Letter of Credit in effect to comply with its obligations under this Agreement (notwithstanding the expiry or termination of this Agreement) until payment has been irrevocably and indefeasibly made for all amounts which have accrued as of the expiry or termination of this Agreement, and in respect of which a draw can be made under the Letter of Credit pursuant to this Agreement; provided, however, that subject to Seller’s right to draw and retain the Letter of Credit pursuant to this subsection (vii), the Letter of Credit which is valid on the date of expiry or termination of this Agreement shall be cancelled and such Letter of Credit shall be returned by Seller to Buyer after payment has been irrevocably and indefeasibly made of such amounts which have accrued as of and including the date of such expiry or termination; and

(viii)
notwithstanding anything in this Section 11.1 to the contrary, Seller’s right to draw funds under the Letter of Credit, or to withdraw funds from the Letter of Credit Proceeds Account (as applicable), and to retain and apply such funds in accordance with this Section 11.1, shall not be deemed to be a claim or Dispute such that Seller would be required to first comply with the provisions of Article 23 prior to drawing and retaining the Letter of Credit, or withdrawing and retaining sums from the Letter of Credit Proceeds Account (as applicable).

11.2	Seller Credit Support

Within [**], Seller shall procure, deliver and maintain (or cause to be procured, delivered and maintained) a Letter of Credit issued to Buyer for [**] (“Seller Credit Support Amount”). Such Letter of Credit shall be subject to the following additional terms:

(i)
the Letter of Credit shall not be in lieu of payment of any other amounts due to the Buyer, nor shall it operate as a limit or cap on amounts otherwise payable to the Buyer. All costs and charges relating to the issuance, maintenance, replenishment and renewal or replacement (as applicable) of the Letter of Credit, and the remittance of money to the Buyer under the Letter of Credit, including telegraphic transfer charges and all other charges, fees and expenses, shall be borne solely by Seller;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
(ii)
the Letter of Credit, and any renewal or replacement thereof, shall have a period of validity of at least three hundred and sixty-four (364) Days. Not less than thirty (30) Days prior to the scheduled date of its expiry, Seller shall cause the Approved Bank issuing such Letter of Credit to confirm to Buyer that Seller has either (a) caused the term of such Letter of Credit to be extended for an additional three hundred and sixty-four (364) Days, commencing upon the expiration of the preceding Letter of Credit or (b) obtain written confirmation from such Approved Bank that the necessary payments have been made to allow the replacement Letter of Credit to become effective immediately upon the expiration of the then-current Letter of Credit, in which case, not later than the expiration date of the then-current Letter of Credit, Seller shall procure, deliver and maintain (or cause to be procured, delivered and maintained) a Letter of Credit issued to Buyer for the Seller Credit Support Amount;

(iii)
in the event that such replacement or renewal of the Letter of Credit is not timely delivered to the Buyer or in the event that the issuer of the Letter of Credit is no longer an Approved Bank, Buyer shall be entitled, without prior notice or demand, to draw the entire amount of the Letter of Credit, and Buyer shall deposit and hold all funds so drawn in the Letter of Credit Proceeds Account, with such funds to be withdrawn from the Letter of Credit Proceeds Account and applied by Buyer only against sums due and owing by Seller under and in accordance with this Agreement as and when such sums become due. Buyer shall refund the balance of the Letter of Credit Proceeds Account to Seller within five (5) days following the earlier to occur of (i) Seller’s replacement or renewal of the Letter of Credit or (ii) the date that all sums (including any interest and other costs) that are due and owing by Seller to Buyer pursuant to this Agreement have been irrevocably and indefeasibly paid in full;

(iv)
except as provided in subsection (iii), Buyer shall have the right to draw the Letter of Credit, or to withdraw funds from the Letter of Credit Proceeds Account (as applicable), only to fulfill any of the payment obligations of Seller under this Agreement in the event that Seller fails to pay such obligations within [**], provided that Buyer must provide written notice to Seller at least [**]. In the event that any payment is made to Buyer pursuant to a draw on the Letter of Credit or a withdrawal from the Letter of Credit Proceeds Account (as applicable), Buyer may cause such funds to be deposited or transferred to Buyer, and the receipt of funds by Buyer pursuant to such drawing or withdrawal shall, to that extent, satisfy and discharge Seller’s obligation to make such payment under this Agreement, but shall be without prejudice to Seller’s rights to make any claim in relation to the matter giving rise to such payment or otherwise pursue any other right or remedy under this Agreement, at law or in equity, and shall further be without prejudice to Buyer’s rights to make further draws on the Letter of Credit or further withdrawals from the Letter of Credit Proceeds Account (as applicable), or to otherwise pursue any other right or remedy under this Agreement, at law or in equity;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
(v)
upon the occurrence of any draw on the Letter of Credit or any withdrawal from the Letter of Credit Proceeds Account (as applicable), Seller shall, at its sole expense, within [**], procure the renewal, reissuance or reinstatement of the Letter of Credit or the replenishment of funds in the Letter of Credit Proceeds Account, such that the amount of the Letter of Credit or the Letter of Credit Proceeds Account (as applicable) is increased to, and at all times remains equal to, the total face amount required by this Section 11.2;

(vi)
Seller shall maintain the Letter of Credit in effect to comply with its obligations under this Agreement (notwithstanding the expiry or termination of this Agreement) until payment has been irrevocably and indefeasibly made for all amounts which have accrued as of the expiry or termination of this Agreement, and in respect of which a draw can be made under the Letter of Credit pursuant to this Agreement; provided, however, that subject to Buyer’s right to draw and retain the Letter of Credit pursuant to this subsection (vi), the Letter of Credit which is valid on the date of expiry or termination of this Agreement shall be cancelled and such Letter of Credit shall be returned by Buyer to Seller after payment has been irrevocably and indefeasibly made of such amounts which have accrued as of and including the date of such expiry or termination; and

(vii)
notwithstanding anything in this Section 11.2 to the contrary, Buyer’s right to draw funds under the Letter of Credit, or to withdraw funds from the Letter of Credit Proceeds Account (as applicable), and to retain and apply such funds in accordance with this Section 11.2, shall not be deemed to be a claim or Dispute such that Buyer would be required to first comply with the provisions of Article 23 prior to drawing and retaining the Letter of Credit, or withdrawing and retaining sums from the Letter of Credit Proceeds Account (as applicable).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
12.	Force Majeure

12.1	Force Majeure

“Force Majeure” shall, subject to Section 12.4, mean any act, event or circumstance, whether of the kind described herein or otherwise, that is not reasonably within the control of, does not result from the fault or negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence by, the Party claiming Force Majeure or its personnel (the “Affected Party”), such Party and its personnel, as applicable, having observed a standard of conduct that is consistent with a Reasonable and Prudent Operator, and that prevents or delays in whole or in part such Party’s performance of any one or more of its obligations under this Agreement. Force Majeure may include circumstances of the following kind, provided that such circumstances satisfy the definition of Force Majeure set forth above:

(i)
fire, flood, natural disasters or acts of God including lightning storm, hurricane, cyclone, typhoon, tidal wave, tornado, earthquake, volcanic eruption, landslide, perils of the sea, soil erosion, subsidence, washout, or epidemic;

(ii)
acts of war (whether declared or undeclared), invasion, armed conflict, embargo, revolution, rebellion, sabotage, acts of terrorism or threat thereof, riot, civil war, blockade, insurrection, acts of public enemies, civil disturbances, sanctions on the import or export of goods, services or technology;

(iii)
ionizing radiation or contamination, or radioactivity from any nuclear fuel or from any nuclear waste or from the combustion of nuclear waste or from the combustion of nuclear, radioactive, toxic, explosive or other hazardous properties of any explosive assembly or nuclear component;

(iv)	strike, lockout or other industrial disturbances or labor dispute;

(v)
inability to obtain, or suspension, termination, adverse modification, interruption, or inability to renew, any servitude, right of way, easement, or Authorization of any governmental entity, agency, national, port or other local authority within Jamaica having or asserting jurisdiction; and

(vi)	in respect of Seller, acts of God affecting Seller’s Facilities, the Supply Source, or the transportation of LNG from the Supply Source to Seller’s Facilities.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
12.2	Performing Obligations

Neither Seller nor Buyer shall be liable for any delay or failure in performance hereunder if and to the extent (i) such delay or failure in performance (except for the performance of any payment obligation) is a result of Force Majeure, and (ii) the Affected Party satisfies its obligations under this Article 12. To the extent that the Affected Party fails to use commercially reasonable efforts to overcome or mitigate the effects of such events of Force Majeure, it shall not be excused for any delay or failure in performance that would have been avoided by using such commercially reasonable efforts. Except as set forth in Section 12.5.3, Force Majeure shall not excuse Buyer’s obligation to pay the Demand Charge, regardless of whether Buyer or Seller is the Affected Party. For the avoidance of doubt, subject to the provisions of this Article 12, the Affected Party’s obligations (except for the performance of any payment obligation) shall be suspended for so long as the Force Majeure event prevents the Affected Party from performing such obligations.

12.3	Suspension of Obligations

Promptly upon (but in no event later than five (5) days after) the occurrence of an event of Force Majeure that has delayed or prevented, or will delay or prevent, the performance by the Affected Party of any of its obligations hereunder, the Affected Party shall give notice thereof (as soon as reasonably practicable confirmed in writing if originally given orally) to the other Party describing such event and stating each of such Party’s obligations hereunder which such Party has been or will be delayed or prevented from performing, and (either in the original or in supplemental notices) stating: (i) its good faith estimate of the likely duration of the Force Majeure event and of the period during which performance may be suspended or reduced, including, to the extent known or ascertainable, the estimated extent of such reduction in performance; and (ii) the particulars of the program to be implemented and any corrective measures already undertaken to ensure full resumption of normal performance hereunder. The Affected Party shall provide, from time to time as reasonably warranted, supplements and updates to the notices provided in this Section 12.3.

12.3.1
In order to ensure resumption of normal performance of this Agreement within the shortest practicable time, the Affected Party shall take all measures which are commercially reasonable in the circumstances to mitigate and eliminate the effects of the relevant event of Force Majeure, taking into account the consequences resulting from such event of Force Majeure. Prior to resumption of normal performance, the Parties shall continue to perform their obligations under this Agreement to the extent not prevented by such event of Force Majeure.

12.3.2
Upon request of the non-affected Party, given no sooner than the second Business Day after the Affected Party’s notice of Force Majeure, the Affected Party shall forthwith use all commercially reasonable efforts to give or procure access for representatives of the non-affected Party to examine the scene of the event which gave rise to the claim of Force Majeure, and such access shall be at the expense of the non-affected Party. The non-affected Party shall indemnify and hold the Affected Party and its Affiliates harmless from all losses, liabilities, damages, costs, judgments, settlements and expenses arising at any time resulting from the negligence or willful misconduct of the non-affected Party during any examination of the scene of the event which gave rise to the claim of Force Majeure pursuant to this Section 12.3.2.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
12.4	Events that are not Force Majeure

Notwithstanding the foregoing provisions of Section 12.1, Force Majeure shall not include at any time:

(i)	the non-availability or lack of funds or failure to pay money when due;

(ii)
economic hardship, to include, without limitation, Seller’s ability to sell Gas at a higher or more advantageous price than the price for Gas sold under this Agreement, or Buyer’s ability to purchase Gas or alternative fuels at a lower or more advantageous price than the price for Gas purchased under this Agreement;

(iii)	any strike or other industrial action that occurs as a result of actions taken by Seller or Buyer;

(iv)	in respect of Buyer only, Force Majeure described in Section 12.1(v) or otherwise attributable to the actions or inactions of the Government of Jamaica or any agency or department thereof;

(v)
storms or weather conditions expected for Jamaica, which are below a category 5 hurricane provided, however, that if Seller demonstrates that Seller’s Facilities were constructed to withstand a category 4 hurricane, then, notwithstanding the storm or weather condition causing the event or circumstance, such event or circumstance shall qualify as Force Majeure

(vi)	shortages or price fluctuations with respect to materials, supplies or components of Seller’s Facilities or the Supply Source; or

(vii)	shortages of manpower.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
12.5	Consequences of Force Majeure

12.5.1	Regardless of whether Seller is the Affected Party or Buyer is the Affected Party, Buyer shall continue to pay all amounts due and owing under this Agreement, including any applicable Demand Charge.

12.5.2
To the extent Seller receives compensation from any third party as a result of Force Majeure, Seller shall pay to Buyer a pro rata share of such amounts based on the quantity not delivered to Buyer compared to all quantities of Gas or LNG Seller was not able to deliver to all other recipients of Gas or LNG from Seller, up to the full amount of the Demand Charge paid by Buyer with respect to such period of Force Majeure.

12.5.3
If Force Majeure affecting Seller continues one hundred fifty (150) consecutive days, Buyer shall be relieved of its obligation to pay the Demand Charge with respect to that portion of the Scheduled Weekly Quantity that Seller is unable to deliver due to such Force Majeure until such time as Seller is able to deliver the Scheduled Weekly Quantity.

12.5.4	Seller shall apply insurance proceeds in a commercially reasonable manner to the repair or replacement of Seller’s Facilities when Seller’s Facilities are affected by Force Majeure.

13.	Liabilities

13.1	No Consequential Damages

TO THE FULLEST EXTENT PERMITTED BY LAW, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY FOR LOSS OF PROFIT OR REVENUES, LOSS OF USE OF THEIR FACILITIES OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND, IN EACH CASE ARISING, DIRECTLY OR INDIRECTLY, FROM THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, INDEMNITY, CONTRIBUTION, TORT (INCLUDING NEGLIGENCE), GUARANTY, BREACH OF STATUTORY DUTY, STRICT LIABILITY OR OTHERWISE, AND WHETHER OR NOT FORESEEN OR FORESEEABLE BY ANY PARTY OR ITS AFFILIATES.

13.2	Express Remedies

The Parties agree that Section 13.1 shall not impair a Party’s obligation to pay the amounts specified in, or the validity of or limitations imposed by, Sections 2.9, 2.11, 6.4.2, 6.4.4, 8.1, 12.3.2 and 15.1. Neither Party shall have a right to make a claim for actual damages (whether direct or indirect) or other non-specified damages under any circumstances for which an express remedy or measure of damages is provided in this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
13.3	Liquidated Damages

The Parties agree that it would be impracticable to determine accurately the extent of the loss, damage and expenditure that either Party would have in the circumstances described in Section 2.11. Accordingly, the Parties have estimated and agreed in advance that the sole liability, and exclusive remedy for such circumstances shall be as provided in those Sections, and neither Party shall have additional liability as a result of any such circumstances. Each amount described in or determined by the provisions of Section 2.11 is intended to represent a genuine pre-estimate by the Parties as to the loss or damage likely to be suffered by the Party receiving the payment or benefit in each such circumstance. Each Party waives any right to claim or assert, in any arbitration in any action with respect to this Agreement, that any of the exclusive remedies set forth in Section 2.11 do not represent a genuine pre-estimate by the Parties as to the loss or damage likely to be suffered by the Party receiving the payment or benefit in each such circumstance or otherwise are not valid and enforceable damages.

13.4	Damages Only in Contract

Except with respect to claims for injunctive relief under Sections 11.1(iv) and 11.2(iv) and any claim under Section 22.2.4, a Party’s sole remedy against the other Party for nonperformance or breach of this Agreement or for any other claim of whatsoever nature arising out of or in relation to this Agreement shall be in contract and no Party shall be liable to another Party (or its Affiliates and contractors and their respective members, directors, officers, employees and agents) in respect of any damages or losses suffered or claims which arise out of, under or in any alleged breach of statutory duty or tortious act or omission or otherwise.

13.5	No Warranties

EXCEPT FOR WARRANTIES OF TITLE AND NO LIENS OR ENCUMBRANCES, AND SUBJECT TO THE PROVISIONS OF THIS AGREEMENT CONCERNING THE QUALITY OF GAS TO BE DELIVERED UNDER THIS AGREEMENT, SELLER EXPRESSLY NEGATES ANY WARRANTY WITH RESPECT TO GAS DELIVERED UNDER THIS AGREEMENT, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY WITH RESPECT TO CONFORMITY TO SAMPLES, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
13.6	Standard of Performance

Seller covenants that, acting as a Reasonable and Prudent Operator, it shall at all relevant times from the Seller Completion Date and continuing until the end of the Contract Period own, or have access to and use of, and maintain and operate or cause to be maintained and operated the Seller’s Facilities consistent with International LNG Terminal Standards and so as to enable Seller to fulfill its obligations to Buyer under this Agreement.

14.	Mutual Representations and Warranties

On the date of execution and delivery of this Agreement, each Party represents and warrants to the other Party that:

(i)
such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is in good standing in each other jurisdiction where the failure to so qualify would have a material adverse effect upon the business or financial condition of such Party;

(ii)
the execution, delivery and performance of this Agreement are within such Party’s organizational powers, have been duly authorized by all necessary organizational action and do not violate any of the terms and conditions in such Party’s governing documents, any contracts to which such Party is a party, or with the exception of the Necessary Approvals, any law, rule, regulation, order or the like applicable to such Party;

(iii)
subject to receipt of the Necessary Approvals, this Agreement, and each other document executed and delivered in accordance with this Agreement, constitute the legally valid and binding obligations of such Party enforceable against it in accordance with such agreement’s terms; but subject to any bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally, and with regard to equitable remedies, the discretion of the court or regulatory body before which proceedings to obtain same may be pending;

(iv)
to such Party’s knowledge, there is not pending or threatened against it or any of its affiliates any legal proceedings that could materially adversely affect such Party’s ability to perform its obligations under this Agreement or materially and adversely affect the financial condition or operations of such Party or that purports to affect the legality, validity or enforceability of this Agreement or would otherwise hinder or prevent performance hereunder; and

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
(v)
the execution, delivery and performance of this Agreement by such Party does not and will not require the consent of any trustee or holder of any indebtedness that has not been obtained or will be obtained in due course, or be subject to or inconsistent with other obligations of such Party under any other agreement.

15.	Indemnification

15.1	Indemnity

Each Party shall indemnify, defend and hold harmless the other Party, its Affiliates, and their respective shareholders, members, partners, and personnel (each an “Indemnitee” and, collectively the “Indemnitees”), from and against all liability (including any strict liability), claims, suits, actions, costs (including attorneys’ fees), expenses, losses, fines, penalties, assessments, or judgments that may be imposed on, incurred by or asserted against any Indemnitee and in any way relating to, arising out of or in connection with:

(i)
any personal injury (including death) or any property damage, to the extent that the same arises out of the negligence or willful misconduct of the indemnifying Party or the indemnifying Party’s personnel;

(ii)	claims by any Competent Authority for any Taxes which the indemnifying Party has agreed to reimburse the other Party for in accordance with this Agreement;

(iii)
the release of any Hazardous Substances on or from any of the indemnifying Party’s facilities except to the extent that the same arises out of the negligence or willful misconduct of the other Party or such other Party’s personnel;

(iv)	the violation by the indemnifying Party or any of its personnel of any applicable laws;

(v)	any claims with respect to employer’s liability or worker’s compensation filed by any employee of the indemnifying Party or any of its personnel; or

(vi)
any claim that any of the indemnifying Party’s facilities constitutes an infringement of any patent, trade secret, trademark, copyright or other proprietary rights of any third party or any information provided by such Party constitutes the unauthorized disclosure of a third party’s confidential information.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
15.2	Notice and Legal Defense.

Promptly after receipt by an Indemnitee of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation in connection with an actual or potential claim from a Person other than the other Party, as to which any indemnity provided for in this Article 15 may apply, the Indemnitee will notify the other Party in writing of such fact. Any delay in an Indemnitee’s notifying indemnifying Party of any such claim or notice will not excuse the other Party of its obligations hereunder.

16.	Assignment and Security

16.1	Consent to Assignment

Except as provided in Section 16.3 or 16.4, neither Party shall be entitled to assign or transfer its rights and obligations arising under this Agreement without the prior consent in writing of the other Party (the “Non-Assigning Party”) such consent not to be unreasonably withheld.

16.2	Undertakings

No assignment shall be effective unless and until:

16.2.1
if relevant, the Assigning Party has procured that the proposed transferee provides to the Non-Assigning Party a direct covenant (in favor of the Non-Assigning Party and in a form acceptable to the Non-Assigning Party, such acceptance not to be unreasonably withheld) that the transferee will observe and perform the obligations under this Agreement which are being transferred to it; and

16.2.2	a certified copy of the assignment (excluding terms relating to the consideration paid or payable) has been delivered to the Non-Assigning Party by the Assigning Party.

16.3	Assignment as Security

16.3.1	Each Party consents to the pledge or assignment by the other Party of any or all of the other Party’s rights hereunder as security for its obligations to Lenders.

16.3.2	The provisions of Section 16.2 shall not apply to any assignment contemplated by this Section 16.3.

16.3.3	Buyer further agrees to enter into a direct agreement with Seller’s Lenders in the form attached hereto as Schedule 8, with such changes as Seller’s Lenders may reasonably request.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
16.4	Assignments to Affiliates

Either Party shall be entitled to transfer its rights and obligations under this Agreement, upon notice to the other, to any of its Affiliates, provided that the Assigning Party provides a guaranty in favor of the Non-Assigning Party, in a form reasonably acceptable to the Non-Assigning Party, of the assignee’s obligations under this Agreement, provided, however, that Seller shall be entitled to transfer its rights and obligations under this Agreement to any of its Affiliates for general corporate purposes without providing such a guaranty.

17.	Governing Law

The interpretation and performance of this Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to its principles of conflicts of laws, except for Section 5-1401 of the New York General Obligations Law.

18.	Termination

18.1	Buyer’s Right to Terminate

Buyer may terminate this Agreement by notice to Seller of not less than [**] specifying in reasonable detail the nature of such termination event if:

(i)	Seller has not obtained the Non-FTA Authorization by the end September 30, 2015;

(ii)	Seller has not obtained all of the Necessary Approvals by September 30, 2015;

(iii)
Seller fails to achieve the Seller Completion Date within [**], as adjusted pursuant to the Mitigation Measures, such deadline to be extended day for day for Force Majeure affecting the construction of Seller’s Facilities or any Dispute resulting from the Mitigation Measures;

(iv)
Seller is unable to deliver any portion of the Scheduled Weekly Quantity due to Force Majeure for [**], other than Force Majeure attributable to the actions or inactions of the Government of Jamaica or any agency or department thereof;

(v)
after the Seller Completion Date, for reasons other than Force Majeure, Seller (A) for more than [**], delivers less than [**] of the Scheduled Weekly Quantity (as such amount may be adjusted pursuant to Section 7.2) over such period or (B) for more than [**], delivers less than [**] of the Scheduled Weekly Quantity over such period;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
(vi)	an Insolvency Event occurs with respect to Seller; or

(vii)
Seller is in default of any other material provision of this Agreement (not set forth in sub-clauses (i) through (vi) above) and has not cured such default within [**], or if such default is not capable of cure within such [**], Seller has not (a) promptly commenced and continued diligent efforts to cure such default within [**] or (b) ultimately cured such default within [**], (or such longer periods as reasonably agreed to by Buyer), provided that if the circumstances of such termination event are cured by Seller during such [**], such termination notice shall be deemed withdrawn and this Agreement shall not terminate; provided further that, notwithstanding anything to the contrary in the foregoing, with respect to sub-clause (vii) above, such termination shall be effective upon the expiration of such [**].

18.2	Seller’s Right to Terminate

The Seller may terminate this Agreement by notice to Buyer of not less than [**], with respect to (i), (iii) and (iv) below, and [**] with respect to (ii) below, specifying in reasonable detail the nature of such termination event if:

(i)	the Necessary Approvals have not been received and the Seller’s Required Contracts have not been executed by September 30, 2015;

(ii)	any suspension pursuant to Section 10.5.2 continues for [**];

(iii)	an Insolvency Event occurs with respect to Buyer; or

(iv)
Buyer is in default of any other material provision of this Agreement (not set forth in sub-clauses (i) through (iii) above) and has not cured such default within [**], or if such default is not capable of cure within such [**], Buyer has not (a) promptly commenced and continued diligent efforts to cure such default within [**] or (b) ultimately cured such default within [**], (or such longer period as reasonably agreed to by Seller), provided that if the circumstances of such termination event are cured by Buyer during such [**] or [**]  period, as applicable, such termination notice shall be deemed withdrawn and this Agreement shall not terminate, provided further that, notwithstanding anything to the contrary in the foregoing, with respect to sub-clause (iv) above, such termination shall be effective upon the expiration of such [**] period.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
18.3	Deadline to Exercise Termination Right

Buyer, with respect to Section 18.1, or Seller, with respect to Section 18.2, must exercise a termination right [**] occurs or such termination right expires.

18.4	Buyer’s Option to Purchase Seller’s Facilities

Buyer shall have the right, but not the obligation, to purchase Seller’s Facilities at the end of the Contract Period at a price and on terms and conditions to be agreed between the Parties.

18.5	Cessation of Rights and Obligations

18.5.1	All rights and obligations of the Parties shall cease to have effect immediately upon termination of this Agreement except that termination shall not affect:

(i)	the accrued rights and obligations of the Parties at or prior to the date of termination; and

(ii)
the continued existence and validity of, and the continuing rights and obligations of the Parties under this Section 18.5 and Articles 13, 17 and 21 through 24 of this Agreement which shall continue to apply.

18.5.2	The only rights of the Parties to terminate this Agreement are as set forth in this Article 18.

19.	Buyer Covenants

Buyer hereby covenants with Seller that it will, throughout the Contract Period pay, or cause to be paid, all royalties, Taxes (other than Taxes on the income of Seller) and other sums in respect of Gas delivered hereunder arising after delivery to Buyer at the Delivery Point where any failure on its part to do so would create any obligation on the part of Seller to pay such royalties, Taxes or other sums in lieu of Buyer.

20.	Exclusivity

Except for (i) Replacement Quantities, (ii) quantities not delivered by Seller due to Force Majeure, and (iii) Rejected Excess Gas, during the [**], Buyer shall purchase from Seller all fuel required to operate the Turbines up to the Maximum Weekly Quantity.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
21.	Notices

21.1	Form of Notice

21.1.1	Any notice or other communication from one of the Parties to the other Party, which is required or permitted to be made by the provisions of this Agreement, shall be:

(i)	made in the English language;

(ii)	made in writing;

(iii)
delivered personally (by hand or by courier) to the address of the other Party which is shown below or to such other address as the other Party shall by notice require, or sent by facsimile transmission (with receipt of transmission confirmation) to the facsimile number of the other Party which is shown below or to such other facsimile number as the other Party shall by notice require, or sent by electronic mail to the electronic mail address of the other Party which is shown below or to such other electronic mail address as the other Party shall by notice require; and

(iv)	marked for the attention of the person(s) referred to below or to such other person(s) as the other Party shall by notice require.

21.1.2	The addresses of the Parties for service of notices are as follows:

Seller:

New Fortress Energy LLC
1345 Avenue of the Americas
New York, New York 10105
Attn: General Counsel

Buyer:

Jamaica Public Service Company Limited

6 Knutsford Boulevard

Kingston
Jamaica
Attn: JPS President and CEO and Director of Generation

21.1.3
Any Party may designate additional addresses for particular communications as required from time to time and may change any addresses or other details, by notice given thirty (30) days in advance of such additions or changes.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
21.1.4
Any notice of breach of this Agreement, failure to make due payment, or failure to post credit support shall not be effective if sent by electronic mail. The recipient may request, and the sender shall comply with such request, that the original sender of such email promptly provide a certified copy of the notice sent via electronic mail by courier or registered post delivery confirmed.

21.2	Effective Time of Notice

21.2.1
Any notice or other communication made by one Party to the other Party in accordance with the foregoing provisions of this Article 21 shall be deemed to be received by the other Party, if delivered by hand or by courier, on the day on which it is left at that Party’s address, or, if sent by facsimile transmission or electronic mail, on the next Business Day following the day on which it is sent to that Party’s address.

21.2.2
Immediately upon receiving communication by facsimile transmission or electronic mail, a Party shall acknowledge receipt by the same means if requested in the communication, and may request a repeat transmittal of the entire communication or confirmation of particular matters.

21.2.3	Any notice given by facsimile or electronic mail shall be subsequently confirmed by letter, unless otherwise agreed.

22.	Confidentiality

22.1	Confidentiality Undertaking

Each Party shall maintain in strict confidence and protect the confidentiality of all the provisions and contents of this Agreement and all information, reports, data, software or other material, whether written or oral, in electronic or magnetic format, and the contents thereof and any reports, digests or summaries created or derived from any of the foregoing that is provided by one Party to another Party (“Confidential Information”), and shall not disclose any such Confidential Information to any third party without the prior written consent of the other Party, except as provided in Section 22.2.

22.2	Permitted Disclosure

22.2.1	Notwithstanding Section 22.1, each Party may disclose Confidential Information without the other Party’s consent to:

(i)	the Party’s Affiliates and employees;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
(ii)	Lenders and prospective Lenders, provided that the identities of such Lenders and prospective Lenders have been disclosed to the other Party;

(iii)	advisors and consultants, including counsel, accountants and other agents of the Party, each of which have been disclosed to the other Party;

(iv)	third parties to the extent such information is delivered to such third party on an aggregated basis for the sole purpose of calculating a published index;

(v)	Competent Authorities;

(vi)	arbitrators, experts and any court in connection with the resolution of a Dispute;

(vii)	any bona fide intended assignees of a Party’s interests under this Agreement, provided, however, that:

(a)
such intended assignee has entered into a confidentiality agreement with the intended assignor incorporating terms to restrict disclosure of the Confidential Information on an “as needed” basis and solely for the purpose of the proposed assignment;

(b)	a copy of that confidentiality agreement has been provided to the Non-Assigning Party; and

(c)
such confidentiality agreement expressly states that the Non-Assigning Party is an intended third party beneficiary of such agreement with respect to disclosure of Confidential Information, capable of independently enforcing the provisions therein protecting disclosure of such Confidential Information;

(viii)	shareholders and partners in upstream or downstream projects; and

(ix)	to regulators or financial markets to the extent required or advisable in connection with any future financing activity related to Seller.

22.2.2
The Party disclosing Confidential Information shall ensure that any Person listed in Sections 22.2.10) to 22.2.1(vi) and Section 22.2.1(viii) above to which it makes the disclosure provides an undertaking equivalent to that set forth in Section 22.2.1(vii) above (excluding legal counsel). In the case of disclosure to an employee made in accordance with Section 22.2.1(i) above, the undertaking is to be given by the Party on its own behalf and in respect of all its employees.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
22.2.3
In the event that disclosure is required by any Competent Authority or applicable law, the Party subject to such requirement may disclose the Confidential Information of the other Party to the extent so required, but shall as soon as reasonably practicable notify the other Party prior to disclosure (if not prohibited) and shall cooperate (consistent with the disclosing Party’s legal obligations) with the other Party’s efforts to obtain protective orders or similar restraints with respect to such disclosure at the expense of the other Party.

22.2.4	The Parties shall be entitled to all remedies available at law or in equity to enforce or seek relief in connection with this confidentiality obligation.

22.3	Duration

The provisions of this Article 22 as between the Parties to this Agreement shall remain in force for a period of two (2) years after the date of termination of this Agreement in respect of such Parties.

22.4	Press Release

Any public announcement (including any press release) by any Party directly relating to this Agreement shall only be made with the prior written consent of both Seller and Buyer. Subject to the above and to giving prior notice and, where reasonably practicable, undertaking reasonable consultation with the other sponsor or sponsors (as the case may be), this Section 22.4 will not prohibit or restrict a Party from making such reference, comment, disclosure, statements or other announcements as may be required by any relevant stock exchange or by applicable law or regulation. The other provisions of this Article 22 apply to any public announcements or communications made under this Section 22.4.

23.	Dispute Resolution

23.1	Executive Resolution

The Parties agree to use good-faith efforts to resolve all Disputes. If such Dispute remains unresolved after twenty (20) days, it will be referred to the chief executive officers of each Party for resolution in good faith. If such Dispute remains unresolved for an additional twenty (20) days, the Dispute may be submitted for binding arbitration as set forth in this Article 23.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
23.2	Submission to Arbitration

23.2.1
All Disputes not resolved using the procedures set forth in Section 23.1 will be exclusively and definitively resolved through final and binding arbitration conducted in accordance with the Arbitration Rules of the International Chamber of Commerce (“ICC”, the “Rules”) (as in effect on the date on which the claimant files its demand for arbitration). The Parties intend that this provision is a broad form arbitration agreement designed to encompass all possible controversies, claims and disputes under this Agreement.

23.2.2
Any Party may apply to a court in the Southern District of New York for interim measures (A) prior to the constitution of the arbitral tribunal (and thereafter as necessary to enforce the arbitral tribunal’s rulings), or (B) to rule on interim measures in the absence of the jurisdiction of the arbitral tribunal in a given jurisdiction. Seeking and obtaining such interim measures do not waive the right to arbitration.

23.2.3	Buyer agrees not to exercise its termination right in respect of Section 18.1(ii) if there is a Dispute related to the Necessary Approvals pending under this Article 23.

23.3	Appointment of the Arbitrators

23.3.1	The arbitration is to be conducted before a panel of three arbitrators, each of whom will be selected in the manner set forth in this Section 23.3.1.

(i)
The claimant shall appoint an arbitrator when it files its demand for arbitration, and the respondent shall appoint an arbitrator when it files its answering statement. The two party-appointed arbitrators shall select the presiding arbitrator within 30 Days after the latter of the two arbitrators has been appointed by the Parties to the Dispute.

(ii)
If (A) a Party fails to appoint an arbitrator or (B) the party-appointed arbitrators cannot reach an agreement on the presiding arbitrator within the applicable time period, then the remainder of the three arbitrators shall be appointed pursuant to the Rules.

(iii)
For the purposes of appointing arbitrators under this Section 23.3.1, (I) Seller and all persons whose interest in this Agreement derives from Seller are considered as one party, and (II) Buyer and all persons whose interest in this Agreement derives from Buyer are considered as one party.

(iv)	Each arbitrator must be fluent in the English language.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
(v)	The tribunal will endeavor to complete the final hearing in the arbitration within six (6) months after the appointment of the last arbitrator.

23.4	Consolidation

If the Parties hereunder initiate multiple arbitration proceedings under this Agreement, the subject matters of which are related by common questions of law or fact and which could result in conflicting awards or obligations, then either Party or any such other party may request prior to the constitution of the tribunal(s) for such multiple or subsequent Disputes that all such proceedings be consolidated into a single arbitral proceeding. Such request will be directed to the ICC, which will consolidate appropriate proceedings into a single proceeding in accordance with the Rules or agreement by the Parties unless consolidation would result in undue delay for the arbitration of the Disputes. The tribunal shall be authorized to adopt such procedures as it deems appropriate for the efficient and fair adjudication of consolidated proceedings, including bifurcating proceedings and issuing interim awards.

23.5	Conduct of the Arbitration

23.5.1	The seat of arbitration will be New York, New York.

23.5.2	Any substantive hearing will be held in New York, New York.

23.5.3	The arbitration proceedings will be conducted in the English language.

23.5.4
Each arbitrator will be and remain at all times wholly impartial and independent. Once appointed, no arbitrator may have any ex parte communications with any of the Parties concerning the arbitration or the underlying Dispute other than communications directly concerning the selection of the presiding arbitrator, where applicable.

23.5.5
Any arbitration or expert determination relating to a Dispute (including a settlement resulting from an arbitral award, documents exchanged or produced during an arbitration proceeding, witness statements, expert reports, transcripts, and memorials, briefs or other documents prepared for the arbitration) will be confidential and may not be disclosed by the Parties, their employees, officers, directors, counsel, consultants, and expert witnesses, except to the extent necessary to enforce this Article 23 or any arbitration award, to enforce other rights of a Party, or as required by law; provided, however, that breach of this confidentiality provision will not void any settlement, expert determination or award.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
23.6	Scope of the Tribunal’s Authority

The tribunal (or in an emergency the presiding arbitrator acting alone in the event one or more of the other arbitrators is unable to be involved in a timely fashion) may grant interim measures including injunctions, attachments and conservatory measures. Hearings on requests for interim measures may be held in person, by telephone, by video conference or by other means that permit the parties to the Dispute to present evidence and arguments.

23.7	Enforcement of Award

23.7.1
The tribunal’s award shall be final and binding, and it may be enforced by any court of competent jurisdiction. The Parties agree to waive any objections they may have to personal jurisdiction, venue or inconvenient forum for an action to enforce the award in a jurisdiction where the party against whom the award is sought to be enforced has assets to satisfy the award. The Parties agree that service of process for any action to enforce an award may be accomplished according to the procedures of Article 21, as well as any other procedure authorized by applicable law.

23.7.2	The arbitral award will be made and payable in US$, free of any tax or other deduction.

23.7.3	The costs of the arbitration shall be split equally between the Parties or as otherwise determined by the tribunal.

23.7.4
The tribunal is authorized to award pre-award interest at LIBOR, from the date of any default or other breach of this Agreement until the arbitral award is paid in full. Interest on the award accrues at the LIBOR on and from the day when such award was issued until the date it is paid in full. In the event judgment is entered on the award, post-judgment interest shall accrue at the higher of the LIBOR and the applicable statutory rate until the date the judgment is paid in full.

24.	Miscellaneous Provisions

24.1	Compliance with Law

Each Party shall comply with all applicable laws, including published guidelines on safety, security, and environmental compliance in Jamaica.

24.2	No Waiver

24.2.1
The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not operate as a waiver of any such power or remedy, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies (provided by law).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
24.2.2
The failure of any Party at any time to require performance or partial performance of any provision of this Agreement shall not affect its right to require subsequent performance of such provision. Waiver by any Party of any breach of any provision hereof shall not constitute the waiver of any subsequent breach of such provision. Performance or partial performance of any condition or obligation to be performed hereunder shall not be deemed to have been waived or postponed except by an instrument in writing signed by the Party who is claimed to have granted such waiver or postponement.

24.3	Amendments

This Agreement shall not be amended, modified, varied or supplemented except by an instrument in writing signed by both Parties, provided that the Parties may agree to joint interpretations regarding the operational and technical provisions of this Agreement if such joint interpretations are in writing and agreed to by both Parties.

24.4	Benefit of this Agreement

This Agreement shall bind and inure to the benefit of the Parties and their respective lawful successors and permitted assigns.

24.5	Void or Illegal Provisions

If any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby so long as the material purpose of this Agreement can be determined and effectuated. In the event that any provision in or obligation under this Agreement is determined to be invalid, illegal or unenforceable, the Parties shall engage in good faith negotiations in an effort to agree on a replacement provision in order to implement the intent of the Parties as set forth herein.

24.6	No Agency

This Agreement does not constitute either Party as the agent, partner or legal representative of the other for any purposes whatsoever, and neither Party shall have any express or implied right or authority to assume or to create any obligation or responsibility on behalf of or in the name of the other Party.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
24.7	Entire Agreement

This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, written or oral, between the Parties relating to the subject matter hereof.

24.8	Counterparts

This Agreement may be executed in multiple identical counterparts, each of which shall have the force and effect of an original and all of which shall constitute but one and the same agreement.

24.9	No Partnership

For the avoidance of doubt, nothing in this Agreement shall be construed as creating a partnership, joint venture or any similar relationship between Seller on the one hand and Buyer on the other hand.

24.10	Foreign Practices

Each Party and its representatives and Affiliates shall comply with (i) all applicable laws, rules and regulations of any Competent Authority applicable to the performance of its obligations under this Agreement and (ii) (to the extent applicable to such Party) all laws, rules and regulations dealing with improper or illegal payments, gifts, gratuities or improper influencing of any government action, including the Foreign Corrupt Practices Act 1977 of the United States of America and such provisions under the United Kingdom Anti-Terrorism, Crime and Security Act of 2001, governing corrupt practices, each as may be amended from time to time.

24.11	Sovereign Immunity

If any Party is wholly, partly, directly, indirectly owned or controlled by a government, such Party agrees that in the event of commencement of legal process by the other Party, neither it nor any of its assets is entitled to immunity from suit, execution or attachment or other legal process on the ground of sovereign immunity or otherwise. Such Party’s entry into this Agreement constitutes, and the exercise of its rights and performance of and compliance with its obligations under this Agreement will constitute private and commercial acts done and performed for private and commercial purposes. Each Party hereby submits to the jurisdiction, and shall pursue and/or execute any judgments or awards, of any court or arbitral tribunal having jurisdiction hereunder.

[Remainder of page intentionally left blank]

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
As witness whereof this Agreement has been duly executed on behalf of each of the Parties on the day and year first before written.

SIGNED by

/s/ Ken Nicholson
Ken Nicholson, Managing Director
Chief Operating Officer
on behalf of:
New Fortress Energy LLC

SIGNED by

/s/ Kelly Tomblin
Kelly Tomblin, President & CEO
on behalf of:
Jamaica Public Service Company Limited

Signature Page to Gas Sales Agreement

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
Schedule 1

Description of the Delivery Point

[**]
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Schedule 2

Example of Calculations

[**]
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Schedule 3

Seller’s Facilities

1.	Micro-LNG Terminal located at Berth 411 at the Port at Montego Bay, Jamaica

2.	Natural gas supply pipeline beginning at the Micro-LNG Terminal located at Berth #1, Montego Bay, Jamaica and terminating at the Delivery Point

3.	Metering and other measurement equipment (such as for Gas quality and composition) located at the origin of the natural gas supply pipeline and the Seller’s side of the Delivery Point
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Schedule 4

Authorizations

1.	All licences and permits required under the Natural Resources Conservation Authority Act and Regulations;

2.	All approvals required under the Factories Act , if any;

3.	All licences to construct or conduct operations on the shore or foreshore under the Beach Control Act, if any;

4.	All licences or approvals required for the import of motor vehicles or other equipment required for the business;

5.	Any approvals as may be required under the Town and Country Planning Act

6.	Any approvals as may be required from the Ministry of Labor as it relates to taxes and other governmental charges (including taxes on labor);

7.	Any approvals as may be required from the Ministry of Finance as it relates to taxes and other governmental charges (including import duties or other charges on imported equipment); and

8.	All licenses or approvals required from the Parish Council and other planning and regulatory agencies that relate to construction permits and waste disposal.

Seller’s Required Contracts

1.
An agreement between Seller and UDC (and any other holders of applicable land rights) authorizing Seller to construct and operate a Gas pipeline connecting Seller’s facilities at Montego Freeport, Montego Bay to the Delivery Point;

2.	A Lease Agreement between Seller and the Port Authority related to Seller’s Facilities at Montego Freeport, Montego Bay;

3.
Agreements between Seller and Port Authority and any other person authorized to conduct berthing and unloading of vessels at Montego Freeport as it relates to Seller’s operations in Jamaica at Montego Freeport, Montego Bay, and

4.	Port stevedore and logistics agreements sufficient to provide for the unloading of vessels at Montego Freeport.
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Schedule 5

Site Layout and Major Equipment List

See “Site Layout” attached

Major Equipment List

7 x 265k gallon tanks

Tank loading manifold

Tank off-loading manifold

ISO offload racks 4 x 4

ISO offloading manifold

Regas manifold

3 tank pumps

4 ISO pumps

3 x 50% regas skids

Control room

Plant controls

Emergency Flare

Nitrogen skid

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TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
[**]
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TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
Schedule 6

Gas Quality Specifications

1.          Pressure of at least 300 psig

2.          Temperature of at least 50°F

3.          See “Gas Quality Specifications” spreadsheet attached

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TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
x	LNG PRODUCT:
	Composition	Mole % Design
	Hydrogen	0.000
	Helium	0.000
	Oxygen	0.000
	Nitrogen	0.306
	Carbon Dioxide	0.005
	Hydrogen Sulfide	0.000
	Methane	97.660
	Ethane	1.821
	Propane	0.155
	Iso-Butane	0.022
	N-Butane	0.021
	Iso-Pentane	0.005
	N-Pentane	0.003
	Neo-pentane	0.000
	Benzene	0.000
	Toluene	0.000
	o-Xylene	0.000
	N-Hexane	0.003
	N-Heptane	0.000
	N-Octane	0.000
	N-Nonane	0.000
	Total	100.000

	GHV (BTU/scf)	1024
	LHV (BTU/scf)	923

x	LNG PRODUCT CONDITIONS:
		Units	Design	Mechanical Design
	Pressure	psig	1.0	TBD
	Temperature	°F	-258.5	150 / -320
	Liquid
	Product	MMgpd	1.00	-
	Equivalent Gas
	Product	MMscfd	83.2	-
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TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
x	TYPICAL LNG PRODUCT QUALITY:
	Parameter	Units	Spec
	Methane Number		> 80
	Wobbe Index	BTU/scf	1361
	Methane	mole %	> 88
	C4s	mole %	< 1.50
	C5+	mole %	< 0.10
	C6+	mole %	< 0.01
	CO2	ppmv	< 50
	H2S	ppmv	< 5
	Total Sulfur	ppmv	< 20
	Water	ppmv	< 0.1
	Mercury (Hg)	ug/m3	< 0.01
	Export Pressure at Bubble Point Temp	psig	1.0
	Export Bubble Point Temperature	°F	-258.5

Notes:
1.          All numbers and figures shown are +1-5%
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TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
Schedule 7

Measurement Principles

1.
On Seller’s side of the Delivery Point, Seller will provide pay and check meters that will use telemetry and real time measurement; such measurements shall be recorded and made available to Buyer and Seller. Seller will provide Buyer a check meter for Buyer to install and maintain custody of on Buyer’s side of the Delivery Point.

2.	Seller shall operate and maintain pressure control devices on Seller’s side of the Delivery Point in accordance with agreed on specifications.

3.	Gas shall be measured in accordance with agreed on specifications.

4.	MMBtus shall be measured in accordance with agreed on specifications.

5.
Seller shall be responsible for initially calibrating the measurement equipment on Seller’s side of the Delivery Point and shall have the obligation to provide Buyer documentation evidencing the accuracy of both the “pay” and “check” meter and the differential between these meters will be not greater than 1%.

6.	All measurement methodologies will be in accordance with the latest edition of GPA2172/GPA 2145.

7.	All measurements shall be based on the Gas as delivered at the Delivery Point.

8.	Billing will be based on Seller’s measurements at the Seller’s “pay” meter as installed by the Seller.

9.	If it is established that any instrument comprising any of the Seller’s measuring equipment is not capable of the correct operation then the Seller shall either repair or replace such instrument.

10.	Seller shall be responsible for system losses of Gas from Seller’s Facilities to the Delivery Point (“Seller Losses”).

11.	Buyer shall be responsible for system losses of Gas from the Delivery Point to Buyer’s Facilities (“Buyer Losses”).

In the event that there is a difference between the Buyer’s nominated MMBtus scheduled for delivery at any time to the Delivery Point and the MMBtus delivered by Seller to the Delivery Point, Buyer and Seller shall work together to determine whether the discrepancy is a result of Seller Losses or Buyer Losses.
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TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
Schedule 8

Form of Direct Assignment

DIRECT AGREEMENT

THIS DIRECT AGREEMENT (“Direct Agreement”) dated [__________] is entered into among: (a) Jamaica Public Service Company Limited, a company organized under the laws of Jamaica (the “Consenting Party”), (b) [__________] in its capacity as Collateral Agent (together with its successors, designees and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below) and (c) [__________], a limited liability company organized under the laws of Delaware (the “Borrower”). All capitalized terms used herein and not otherwise defined in this Direct Agreement shall have the respective meanings set forth in the Assigned Agreement (defined below).

RECITALS

WHEREAS, the Borrower, or its affiliate, is developing natural gas liquefaction and storage facilities in the United States, including in the State of Florida, and will produce and transport LNG to be re-gassed and delivered as natural gas to delivery points designated by its customers in the United States and throughout the Caribbean (the “Project”);

WHEREAS, the Borrower and Consenting Party have entered into that certain Gas Sales Agreement, dated [__________], 2015 (as amended, restated or supplemented, the “Assigned Agreement”) pursuant to which the Borrower will supply natural gas to Consenting Party;

WHEREAS, the Borrower has entered into that certain [Credit Agreement dated [__________]] (as amended, restated or supplemented, the “Credit Agreement”), pursuant to which the lenders party thereto will make loans to the Borrower to construct the Project;

WHEREAS, the Borrower has assigned all of its right, title and interest in, to and under, and granted a security interest in, the Assigned Agreement to the Collateral Agent acting on behalf of certain secured parties (the “Secured Parties”) pursuant to that certain Security Agreement, dated as of [__________] among the Borrower and the Collateral Agent (as amended, restated or supplemented, the “Security Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           CONSENT TO ASSIGNMENT

The Consenting Party hereby acknowledges notice of and irrevocably consents to the pledge and assignment to the Collateral Agent, on behalf of the respective Secured Parties, of, and the grant to the Collateral Agent of a security interest in, all of the Borrower’s right, title and interest in, to and under the Assigned Agreement pursuant to the terms of the Security Agreement (the “Assigned Interest”), as collateral security for the indebtedness and other obligations of Borrower secured thereby.
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2.           PAYMENTS UNDER THE ASSIGNED AGREEMENT

2.1        Billing Arrangements. The Consenting Party agrees that, unless and until it has been notified in writing by the Collateral Agent that the Security Agreement has been terminated, the Consenting Party will pay all amounts payable by it under the Assigned Agreement directly to the Collateral Agent at the account specified in a written notice delivered by the Collateral Agent to the Consenting Party. The Borrower authorizes and acknowledges the foregoing and agrees that any payment made consistent with this Section 2.1 shall be treated for all purposes as a payment made directly to the Borrower under the terms of the Assigned Agreement.

2.2         No Set-Off Except as Provided Under Assigned Agreement. The Consenting Party agrees that in making payments in respect of the Assigned Agreement, it will not offset any amounts owed to it by the Borrower.

3.           RIGHTS OF COLLATERAL AGENT

3.1         Exercise of the Borrower’s Rights and Remedies. If the Collateral Agent provides written notice to the Consenting Party that an Event of Default has occurred under the Credit Agreement and that the Collateral Agent desires to exercise its rights and remedies pursuant to the Security Agreement, the Collateral Agent or any Substitute Provider (as defined below) shall be entitled to exercise any and all rights of Borrower under the Assigned Agreement in accordance with the terms of this Direct Agreement and the Assigned Agreement. The Consenting Party agrees to accept such exercise by the Collateral Agent, any Substitute Provider or any applicable Secured Party and continue its performance under the Assigned Agreement in accordance with the terms thereof.

3.2         Right to Cure. Upon the occurrence of an event of default by Borrower under the Assigned Agreement, or upon the occurrence or non-occurrence of any other event or condition which would enable the Consenting Party to terminate or suspend its obligations under the Assigned Agreement (herein called a “default”), the Consenting Party will not terminate or suspend its obligations under the Assigned Agreement until it first: (a) gives to the Collateral Agent the written notice required to be given to Borrower by the Assigned Agreement specifying the nature of the default giving rise to such right (and in the case of a payment default, specifying the amount thereof); (b) gives the Borrower the opportunity to cure such default during the cure period specified in the Assigned Agreement; and (c) gives the Collateral Agent the opportunity to cure such default for an additional period of [**], in the case of a payment default, and [**], in the case of a non-payment default, after the expiration of the applicable cure period of Borrower set forth in the Assigned Agreement. If any default (other than a payment default) cannot reasonably be cured within the [**] cure period, then so long as the Collateral Agent commences pursuing such cure within such [**] period and thereafter diligently pursues such cure, such [**] period shall be extended for the period required for the default to be cured, but shall not exceed an additional [**]. If possession of the Project or any portion thereof is necessary to cure any default (other than a payment default) and the Collateral Agent commences and diligently pursues foreclosure or other proceedings necessary or desirable to obtain possession of the Project, the Collateral Agent will be allowed [**] to complete such proceedings and cure such default so long as, to the extent the Collateral Agent is not so prohibited, the cure of defaults is being diligently pursued. If the Collateral Agent is prohibited from curing any default or from commencing or prosecuting foreclosure or other appropriate proceedings by operation of law or by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding or other similar proceeding involving Borrower, then the time periods specified herein for curing a default (other than a payment default) or commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition.
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3.3        No Liability. Except during any period in which the Collateral Agent or any Secured Party (or any of their respective designees or assignees) is a Substitute Provider or party to a new agreement pursuant to Section 3.6(b), the Consenting Party acknowledges and agrees that neither the Collateral Agent nor any Secured Party (or any of their respective designees or assignees) shall have any liability or obligation under the Assigned Agreement as a result of this Direct Agreement or the Security Agreement, nor shall the Collateral Agent or any Secured Party (or any of their respective designees or assignees) be obligated or required to perform any of the Borrower’s obligations under the Assigned Agreement or to take any action to collect or enforce any claim for payment assigned under the Security Agreement. No curing of any defaults under the Assigned Agreement shall be construed as an assumption by the Collateral Agent or any Secured Party (or any of their respective designees or assignees) of any of the obligations, covenants or agreements of Borrower under the Assigned Agreement.

3.4         Delivery of Notices. The Consenting Party shall deliver to the Collateral Agent, concurrently with the delivery thereof by the Consenting Party to Borrower, a copy of any material notice given under the Assigned Agreement.

3.5         Consensual Termination. The Consenting Party will not, without the prior written consent of the Collateral Agent, cancel or terminate, or suspend its performance or any of its obligations under, the Assigned Agreement or any provision thereof or consent to or accept any cancellation or termination of, or suspension of its performance or any of its obligations under, the Assigned Agreement or any provision thereof unless the termination, cancellation or suspension is in accordance with the terms of the Assigned Agreement and this Direct Agreement (but subject to the rights of the Collateral Agent to receive notice of and to cure any defaults and to keep the Assigned Agreement in force as provided in Section 3.2 above).

3.6         Substitution: Replacement.

(a)          The Consenting Party agrees that, notwithstanding anything to the contrary in the Assigned Agreement, if the Collateral Agent shall notify the Consenting Party in writing that an Event of Default has occurred and is continuing under the Credit Agreement and that the Collateral Agent desires to exercise its rights and remedies pursuant to the Security Agreement, then the Collateral Agent, any Secured Party or the Collateral Agent’s or any Secured Party’s designee or assignee or any purchaser of the Assigned Interest in a foreclosure sale or otherwise (a “Substitute Provider”) may be substituted for the Borrower under the Assigned Agreement. In such event, the Consenting Party will accept such substitution and continue to perform its obligations under the Assigned Agreement in favor of the Substitute Provider, subject, in any event, to all of the Consenting Party’s rights and remedies thereunder (as modified by this Direct Agreement), but recognizing that the Substitute Provider’s obligations under the Assigned Agreement shall be limited to the Substitute Provider’s interest in the Project and all revenues and proceeds derived therefrom. In the event that the Substitute Provider succeeds to the Borrower’s interest under the Assigned Agreement, whether by foreclosure or otherwise, or enters into a new agreement pursuant to Section 3.7(b), the Substitute Provider, except with respect to unperformed payment obligations, shall not be liable for curing or performing or be required to perform or cause to be performed any of the obligations under the Assigned Agreement or such new agreement that were required to have been performed.
3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
(b)          If the Assigned Agreement is rejected or terminated by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving Borrower, and if within one hundred eighty (180) days after such rejection or termination the Collateral Agent, any Secured Party or any of their respective designees or assignees shall so request, the Collateral Agent, any Secured Party or such designee or assignee and the Consenting Party will promptly execute a new agreement that shall be for the balance of the remaining term under the Assigned Agreement (before giving effect to such rejection or termination) and shall contain the same agreements, terms and conditions as the Assigned Agreement. If the approval of any such trustee or debtor in possession or any regulatory approval is necessary in order for the Consenting Party to enter into or perform under any such new agreement, the Consenting Party shall cooperate with the Collateral Agent, Secured Party or such designee or assignee in obtaining such approvals as rapidly as possible. The Collateral Agent, Secured Party or such designee or assignee shall have the right to assign any interest it may acquire in such new agreement to any person or entity who assumes in writing the obligations of Borrower under such agreement, and the Consenting Party hereby agrees to be bound by any such assignment and assumption. Upon any such assignment and assumption, the Collateral Agent, the Secured Party or such designee or assignee shall be relieved of all obligations arising under such agreement thereafter.

4.           Representations. The Consenting Party hereby represents and warrants that:

4.1         The Consenting Party is a company duly organized, validly existing and in good standing under the laws of Jamaica and is in good standing and licensed to do business in Jamaica, and has all requisite power and authority to conduct its business, to own its properties, and to execute and deliver, and to perform its obligations under, this Direct Agreement and the Assigned Agreement.

4.2        The execution, delivery and performance by the Consenting Party of this Direct Agreement and the Assigned Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the board of directors, members or partners (or equivalent persons), as the case may be, of the Consenting Party which has not been obtained, (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Consenting Party, or (c) violate or result in a breach of or constitute a default under, or require a consent that has not been obtained under or result in the creation of a lien under, its certificate of incorporation or by-laws or any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Consenting Party is a party or by which it or its properties may be bound or affected.

4.3       Each of this Direct Agreement and the Assigned Agreement has been duly executed and delivered by the Consenting Party and constitutes the legal, valid and binding obligation of the Consenting Party enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally. Each of this Direct Agreement and the Assigned Agreement is in full force and effect.
4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
4.4        No authorization, approval, consent, permit or other action by, or registration or filing with, any governmental authority or any other entity is necessary for or in connection with the execution or delivery by the Consenting Party of, or the performance by the Consenting Party of any of its obligations under, the Assigned Agreement or this Direct Agreement, other than those which have been duly obtained or made and are final and non-appealable and in full force and effect as of the date hereof.

4.5        No litigation, action, suit, adverse proceeding or investigation before or by any arbitrator or government authority is pending or, to the best knowledge of the Consenting Party, threatened against the Consenting Party or against any of its properties or revenues (a) with respect to this Direct Agreement, the Assigned Agreement or any of the transactions contemplated hereby or thereby or (b) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of the Consenting Party to perform its obligations under this Direct Agreement or the Assigned Agreement.

4.6         There has been no default, breach or failure to perform (or event or condition which, with the giving of notice, the passage of time or both, would constitute a default, breach or failure to perform) in respect of the performance of obligations to or by the Consenting Party under the Assigned Agreement. To the best knowledge of the Consenting Party, the Borrower is not in default under any material covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof. After giving effect to the collateral assignment by the Borrower to the Collateral Agent of the Assigned Agreement pursuant hereto, there exists no event or condition which would constitute a default, or which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement.

4.7         This Direct Agreement and the Assigned Agreement constitute and include all agreements entered into by the Counterparty and the Assignor relating to the transaction contemplated by this Direct Agreement and the Assigned Agreement.

5.           MISCELLANEOUS

5.1         Notices. All notices and other communications hereunder shall be in writing and delivered to the applicable recipient pursuant to this Section 5.1: (a) if to the Consenting Party or to the Borrower, in accordance with the Assigned Agreement; (b) if to the Collateral Agent, [____________________] Attention: [__________], or (c) to such other address or facsimile number as any party may designate by notice given to all parties hereto pursuant to this Section 5.1. Delivery of notices and communications sent pursuant to this Section 5.1 shall be effective upon receipt.

5.2        GOVERNING LAW. THIS DIRECT AGREEMENT AND ALL QUESTIONS REGARDING ITS VALIDITY, INTERPRETATION, PERFORMANCE AND/OR ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT-OF-LAW PRINCIPLES OF SUCH STATE OR OTHER JURISDICTION TO THE CONTRARY.
5

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
5.3         Counterparts. This Direct Agreement may be executed by any number of, and on separate, counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A facsimile or .pdf copy of a a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

5.4         Headings Descriptive. The headings of the several sections and subsections of this Direct Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Direct Agreement.

5.5        Severability. In case any provision in or obligation under this Direct Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.6         Amendment. Neither this Direct Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by each party hereto.

5.7         Successors and Assigns. This Direct Agreement shall be binding upon the successors and assigns of the Consenting Party and inure, together with the rights and remedies of Borrower and the Collateral Agent, to the benefit of Borrower, the Collateral Agent, the Secured Parties and their respective successors, designees, transferees and assigns.

5.8         Refinancing. In the event that the loans advanced under the Credit Agreement are refinanced or replaced by other credit facilities, this Direct Agreement shall continue in effect for the benefit of Borrower and the providers of such new credit facilities (the “New Lender”) provided that, within thirty (30) days after the closing of such refinancing, the New Lender or an agent, trustee or other representative of the New Lender, shall have notified the Consenting Party in writing that it assumes the rights and the prospective obligations of the Collateral Agent under this Direct Agreement. Thereafter, (1) the term “Collateral Agent” shall be deemed to refer to any agent or trustee for the New Lender, (2) the term “Secured Party” shall be deemed to refer to the New Lender, (3) the term “Credit Agreement” shall be deemed to refer to credit agreements, indentures or other instruments providing for the new credit facilities and (4) the term “Security Agreement” shall be deemed to refer to the security agreement under which the Assigned Agreement is assigned as collateral to secure performance of the obligations of Borrower under the new credit facilities.
6

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
IN WITNESS WHEREOF, the parties hereto have caused this Direct Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year above written.

Jamaica Public Service Company Limited

By:

[Collateral Agent]

By:

[Borrower]

By:
7

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
Schedule 9

Buyer’s Facilities

Description to be provided by Buyer by August 7, 2015.
1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].
Schedule 10

Form of Letter of Credit

[Form of letter of credit acceptable to the Parties to be attached once agreed.]

1